                                DEVRY INC.
                                   AND
                  GLOBAL EDUCATION INTERNATIONAL, INC.


     $75,000,000 FLOATING RATE SENIOR NOTES, SERIES A, DUE APRIL 30, 2010
                              of DEVRY INC.
                                   and
     $50,000,000 FLOATING RATE SENIOR NOTES, SERIES B,  DUE APRIL 30, 2010
                  of GLOBAL EDUCATION INTERNATIONAL, INC.

                             ______________

                        NOTE PURCHASE AGREEMENT

                              _____________



                       Dated as of May 16, 2003

                          TABLE OF CONTENTS
                    (Not a part of the Agreement)


SECTION                      HEADING                                    PAGE

SECTION 1.      AUTHORIZATION OF NOTES                                   1

        Section 1.1.    Description of Notes                             1
        Section 1.2.    Series B Interest Rate                           2

SECTION 2.      SALE AND PURCHASE OF NOTES AND SECURITY THEREFOR         2
        Section 2.1.    Sale and Purchase of Notes                       2
        Section 2.2.    DeVry Guaranty                                   3
        Section 2.3.    Subsidiary Guaranties                            3
        Section 2.4.    Pledge and Intercreditor Agreement               3
        Section 2.5.    Release of Subsidiary Guarantor                  3

SECTION 3.      CLOSING                                                  3

SECTION 4.      CONDITIONS TO CLOSING                                    4
        Section 4.1.    Representations and Warranties                   4
        Section 4.2.    Representations and Warranties of the Subsidiary
                        Guarantors                                       4
        Section 4.3.    Performance; No Default.                         4
        Section 4.4.    Compliance Certificates                          5
        Section 4.5.    Opinions of Counsel                              5
        Section 4.6.    Purchase Permitted By Applicable Law, etc        5
        Section 4.7.    Sale of Other Notes                              6
        Section 4.8.    Pledge and Intercreditor Agreement               6
        Section 4.9.    DeVry Guaranty                                   6
        Section 4.10.   DeVry Guaranties                                 6
        Section 4.11.   Consummation of Acquisition of Ross University   6
        Section 4.12.   Payment of Special Counsel Fees.                 6
        Section 4.13.   Private Placement Number                         6
        Section 4.14.   Changes in Corporate Structure                   6
        Section 4.15.   Proceedings and Documents                        7

SECTION 5.      REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS           7
        Section 5.1.    Organization; Power and Authority                7
        Section 5.2.    Authorization, etc                               7
        Section 5.3.    Disclosure                                       7
        Section 5.4. Organization and Ownership of Shares of Subsidiaries; Existing Investments; and
                        Affiliates                                       8
        Section 5.5.    Financial Statements                             8
        Section 5.6.    Compliance with Laws, Other Instruments, etc     9
        Section 5.7.    Governmental Authorizations, etc                 9
        Section 5.8.    Litigation; Observance of Agreements, Statutes
                        and Orders                                       9
        Section 5.9.    Taxes                                           10
        Section 5.10.   Title to Property; Leases                       10
        Section 5.11.   Licenses, Permits, etc                          10
        Section 5.12.   Compliance with ERISA                           10
        Section 5.13.    Private Offering by the Obligors               11
        Section 5.14.   Use of Proceeds; Margin Regulations             11
        Section 5.15.   Existing Debt; Future Liens                     12
        Section 5.16.   Foreign Assets Control Regulations, etc         12
        Section 5.17.   Status under Certain Statutes                   12
        Section 5.18.   Environmental Matters                           12
        Section 5.19.   Acquisition of Dominica Management, Inc.        13

SECTION 6.      REPRESENTATIONS OF THE PURCHASER                        13
        Section 6.1.    Purchase for Investment                         13
        Section 6.2.    Source of Funds                                 13

SECTION 7.      INFORMATION AS TO OBLIGORS                              15
        Section 7.1.    Financial and Business Information              15
        Section 7.2.    Officer's Certificate                           18
        Section 7.3.    Inspection                                      18

SECTION 8.      PREPAYMENT OF THE NOTES                                 19
        Section 8.1.    Required Prepayments                            19
        Section 8.2.    Optional Prepayments of the Notes with LIBOR
                        Breakage Amount                                 19
        Section 8.3.    Maturity; Surrender, etc.                       20
        Section 8.4.    Allocation of Partial Prepayments               20
        Section 8.5.    Purchase of Notes                               20
        Section 8.6.    Tax Indemnity                                   20
        Section 8.7.    Repayment                                       21

SECTION 9.      AFFIRMATIVE COVENANTS                                   22
        Section 9.1.    Compliance with Law                             22

        Section 9.2.    Insurance                                       22
        Section 9.3.    Maintenance of Properties                       23
        Section 9.4.    Payment of Taxes and Claims                     23
        Section 9.5.    Corporate Existence, etc                        23
        Section 9.6.    Additional Guarantors                           23
        Section 9.7.    Designation of Subsidiaries                     24

SECTION 10.     NEGATIVE COVENANTS                                      24
        Section 10.1.   Consolidated Debt; Priority Debt                24
        Section 10.2.   Consolidated Adjusted Net Worth                 24
        Section 10.3.   Limitation on Liens                             24
        Section 10.4.   Sales of Asset                                  26
        Section 10.5.   Merger and Consolidation                        27
        Section 10.6.   Nature of Business                              28
        Section 10.7.   Transactions with Affiliates                    28
        Section 10.8.   Post Closing Items                              28

SECTION 11.     EVENTS OF DEFAULT                                       29

SECTION 12.     REMEDIES ON DEFAULT, ETC                                31
        Section 12.1.   Acceleration                                    31
        Section 12.2.   Other Remedies                                  32
        Section 12.3.   Rescission                                      32
        Section 12.4.   No Waivers or Election of Remedies,
                        Expenses, etc                                   32
SECTION 13.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES           32
        Section 13.1.   Registration of Notes                           32
        Section 13.2.   Transfer and Exchange of Notes                  33
        Section 13.3.   Replacement of Notes                            33

SECTION 14.     PAYMENTS ON NOTES                                       34
        Section 14.1.   Place of Payment                                34
        Section 14.2.   Home Office Payment                             34

SECTION 15.     EXPENSES, ETC                                           34
        Section 15.2.   Survival                                        35

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                AGREEMENT                                               35

SECTION 17.     AMENDMENT AND WAIVER                                    35
        Section 17.1.   Requirements                                    35
        Section 17.2.   Solicitation of Holders of Notes                36

        Section 17.3.   Binding Effect, etc                             36
        Section 17.4.   Notes Held by Obligors, etc                     37

SECTION 18.     NOTICES                                                 37

SECTION 19.     REPRODUCTION OF DOCUMENTS                               37

SECTION 20.     CONFIDENTIAL INFORMATION                                38

SECTION 21.     SUBSTITUTION OF PURCHASER                               39

SECTION 22.     MISCELLANEOUS                                           39
        Section 22.1.   Successors and Assigns                          39
        Section 22.2.   Payments Due on Non-Business Days               39
        Section 22.3.   Severability                                    39
        Section 22.4.   Construction                                    39
        Section 22.5.   Counterparts                                    40
        Section 22.6.   Governing Law                                   40
        Section 22.7.   Consent to Jurisdiction; Service of Process;
                        Judgement Currency; Waiver of Jury Trial        40
        Section 22.8.   Service of Process Upon Agent                   41
        Section 22.9.   Obligations of DeVry                            42

Signature                                                               43

SCHEDULE A	-	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	-	DEFINED TERMS

SCHEDULE 5.4	-	Subsidiaries of the Obligors and Ownership of
                        Subsidiary Stock

SCHEDULE 5.5	-	Financial Statements

SCHEDULE 5.11	-	Patents, etc.

SCHEDULE 5.15	-	Existing Debt

SCHEDULE 10.3	-	Existing Liens

SCHEDULE 10.7	-	Existing Investments

EXHIBIT 1(A)	-	Form of Floating Rate Senior Note, Series A, due
                        April 30, 2010 of DeVry

EXHIBIT 1(B)	-	Form of Floating Rate Senior Note, Series B, due
                        April 30, 2010 of GEI

EXHIBIT 2	-	Form of Pledge and Intercreditor Agreement

EXHIBIT 3	-	Form of DeVry Guaranty Agreement

EXHIBIT 4(A)	-	Form of U.S. Subsidiary Guaranty Agreement

EXHIBIT 4(B)	-	Form of Offshore Subsidiary Guaranty Agreement

EXHIBIT 5(A)	-	Form of Opinion of Counsel for the Obligors

EXHIBIT 5(B)	-	Form of Opinion of Barbados Counsel for GEI

EXHIBIT 5(C)	-	Form of Opinion of Special Counsel for the Purchasers

                                DEVRY INC.
                              One Tower Lane
                        Oakbrook Terrace, IL  60181
                                   AND
                   GLOBAL EDUCATION INTERNATIONAL, INC.
                              c/o DeVry Inc.
                              One Tower Lane
                        Oakbrook Terrace, IL  60181

    $75,000,000 FLOATING RATE SENIOR NOTES, SERIES A, DUE APRIL 30, 2010
                              of DEVRY INC.
                                   and
    $50,000,000 FLOATING RATE SENIOR NOTES, SERIES B, DUE APRIL 30, 2010
                   of GLOBAL EDUCATION INTERNATIONAL, INC.


                                                                May 16, 2003

TO THE PURCHASERS LISTED IN THE
  ATTACHED SCHEDULE A WHICH ARE
  SIGNATORIES OF THIS AGREEMENT:

Ladies and Gentlemen:

        DEVRY INC., a Delaware corporation ("DeVry") and GLOBAL EDUCATION INTERNATIONAL, INC., a Barbados corporation ("GEI") (DeVry and GEI are hereinafter referred to individually as an "Obligor" and collectively as the "Obligors"), each agree with each Purchaser as follows:

SECTION 1.      AUTHORIZATION OF NOTES.

    Section 1.1. Description of Notes. (a) DeVry will authorize the issue and sale of $75,000,000 aggregate principal amount of its Floating Rate Senior Notes, Series A, due April 30, 2010 (the "DeVry Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Note Purchase Agreement (this "Agreement"). The DeVry Notes shall be substantially in the form set out in Exhibit 1(a), with such changes therefrom, if any, as may be approved by each Purchaser and DeVry.

        (b) GEI will authorize the issue and sale of $50,000,000 aggregate principal amount of its Floating Rate Senior Notes, Series B, due April 30, 2010 (the "GEI Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement. The GEI Notes shall be substantially in the form set out in Exhibit 1(b), with such changes therefrom, if any, as may be approved by each Purchaser and GEI.

        The DeVry Notes and the GEI Notes shall be collectively referred to as the "Notes". Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

        (c) The payment obligations of the Obligors set forth in this Agreement and the Notes shall be made in the lawful currency of the United States of America.

    Section 1.2. Interest Rate. (i) The Notes shall bear interest (computed on the basis of a 360-day year and actual days elapsed) on the unpaid principal thereof from the date of issuance at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly on the last day of January, April, July and October and at maturity, commencing on July 31, 2003, until such principal sum shall have become due and payable (whether at maturity, upon notice of prepayment or otherwise) (each such date being referred to herein as an "Interest Payment Date") and interest (so computed) on any overdue principal from the due date thereof (whether by acceleration or otherwise) at the Default Rate until paid.

        (ii) The Adjusted LIBOR Rate for the Notes shall be determined by the Obligors, and notice thereof shall be given to the holders of the Notes, within three Business Days after the beginning of each Interest Period, together with a copy of the relevant screen used for the determination of LIBOR, a calculation of Adjusted LIBOR Rate for such Interest Period, the number of days in such Interest Period, the date on which interest for such Interest Period will be paid and the amount of interest to be paid to each holder of Notes on such date. In the event that the holders of more than 50% in aggregate principal amount of the outstanding Notes do not concur with such determination by the Obligors, within ten Business Days after receipt by such holders of the notice delivered by the Obligors pursuant to the immediately preceding sentence, such holders of the Notes shall provide notice to the Obligors, together with a copy of the relevant screen used for the determination of LIBOR, a calculation of Adjusted LIBOR Rate for such Interest Period, the number of days in such Interest Period, the date on which interest for such Interest Period will be paid and the amount of interest to be paid to each holder of Notes on such date, and any such determination made in accordance with the provisions of this Agreement, shall be presumptively correct absent manifest error.

SECTION 2.	SALE AND PURCHASE OF NOTES AND SECURITY THEREFOR.

    Section 2.1. Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, each Obligor will issue and sell to each Purchaser and each Purchaser will purchase from each Obligor, at the Closing provided for in Section 3, the DeVry Notes and the GEI Notes in the principal amount specified opposite their respective name in Schedule A at the purchase price of 100% of the principal amount thereof. Each Purchaser's obligations hereunder are several and not joint obligations, and no Purchaser shall have any obligation or liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

    Section 2.2. DeVry Guaranty. The payment by GEI of all amounts due with respect to the GEI Notes and the performance by GEI of its obligations under this Agreement will be unconditionally guaranteed by DeVry pursuant to the DeVry Guaranty and otherwise in accordance with Section 9.6 hereof.

    Section 2.3. Subsidiary Guaranties. (a) The payment by DeVry of all amounts due with respect to the DeVry Notes and the performance by DeVry of its obligations under this Agreement will be unconditionally guaranteed by the U.S. Subsidiary Guarantors pursuant to the U.S. Subsidiary Guaranty and otherwise in accordance with Section 9.6 hereof.

        (b) The payment by GEI of all amounts due with respect to the GEI Notes and the performance by GEI of its obligations under this Agreement will be unconditionally guaranteed by the U.S. Subsidiary Guarantors pursuant to the U.S. Subsidiary Guaranty and by the Offshore Subsidiary Guarantors pursuant to the Offshore Subsidiary Guaranty and otherwise in accordance with
Section 9.6 hereof.

    Section 2.4. Pledge and Intercreditor Agreement. (a) The payment of all amounts due with respect to the Notes and the performance by Obligors and the Guarantors of their respective obligations under this Agreement and the Guaranties will be secured in accordance with the terms of the Pledge and Intercreditor Agreement, which shall be substantially in the form of Exhibit 2 attached hereto. The enforcement of the rights and benefits in respect of the Pledge and Intercreditor Agreement and the allocation of proceeds thereof and of the Guaranties shall be governed by the terms of the Pledge and Intercreditor Agreement.

        (b) If at any time the Obligors or any Subsidiary Guarantor shall grant to any one or more of the Collateral Agent, the Banks or any other holder of Senior Lender Obligations additional security or collateral of any kind pursuant to the requirements of the Bank Agreement, then the Obligors or such Subsidiary Guarantor shall grant to the holders of the Notes the same security or collateral so that the holders of the Notes shall at all times be pari passu with the Banks or any other holder of Senior Lender Obligations and shall be secured on an equal and ratable basis with the Banks and any other holder of Senior Lender Obligations.

    Section 2.5. Release of Subsidiary Guarantor. The parties to this Agreement agree that, if all of the capital stock of any Subsidiary Guarantor is sold or otherwise disposed of in accordance with the terms of this Agreement to a Person who is not an Affiliate of DeVry or any Restricted Subsidiary, such Subsidiary Guarantor shall be released from all of its obligations under the related Subsidiary Guaranty; provided that, at such time and after giving effect thereto, no Default or Event of Default shall exist and be continuing and such Subsidiary Guarantor shall be simultaneously released from all of its obligations under the Bank Agreement.

SECTION 3.	CLOSING.

    The sale and purchase of the Notes to be purchased by the Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 11:00 A.M. Chicago time, at a closing (the "Closing") on

May 16, 2003. At the Closing, the Obligors will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Obligors or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds, in the case of DeVry, to account number 7366701195 at Bank of America, Chicago, IL (ABA# 071000039) (SWIFT No. BOFAUS44), and, in the case of GEI, to account number 800051 at Bank One International Corporation, 153 West 51st Street, 4th, New York, N.Y. (ABA# 026009797) (SWIFT BIC: FNBCUS33) (CHIPS ABA 0979), 1058682 for further credit to The Bank of Nova Scotia, Offshore Banking Unit, Bridgetown, Barbados, Transit No. 82925 (SWIFT Address:
NOSCBBBBBOB) for further credit to Global Education International, Inc., Account # 800051. If, at the Closing, the Obligors shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

SECTION 4.	CONDITIONS TO CLOSING.

    Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the following conditions:

    Section 4.1. Representations and Warranties. The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing (except for such representations and warranties made as of a specific date).

    Section 4.2. Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranties shall be correct when made and at the time of Closing (except for such representations and warranties made as of a specific date).

    Section 4.3. Performance; No Default. Each Obligor and each Guarantor shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Operative Agreements required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no
Default or Event of Default shall have occurred and be continuing.   Neither
Obligor nor any Restricted Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by the covenants contained in Section 10 hereof had such covenants applied since such date.

    Section 4.4.  Compliance Certificates.

        (a) Officer's Certificate of the Obligors. Each Obligor shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.3 and
4.13 have been fulfilled.

        (b) Secretary's Certificate of the Obligors. Each Obligor shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the other Operative Agreements to which it is a party.

        (c) Officer's Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.2, 4.3 and 4.13 have been fulfilled.

        (d) Secretary's Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the applicable Subsidiary Guaranty and the other Operative Agreements to which it is a party.

    Section 4.5. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from (i) Marilynn Cason, General Counsel to the Obligors, and (ii) Mayer, Brown, Rowe & Maw, special counsel for the Obligors, covering the matters set forth in Exhibit 5(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinion to such Purchaser), (b) from Clarke Gittens & Farmers, Barbados counsel for GEI, covering the matters set forth in Exhibit 5(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and GEI hereby instruct its counsel to deliver such opinion to such Purchaser), and (c) from Chapman and Cutler, special counsel to the Purchasers in connection with such transactions, substantially in the form set forth in Exhibit 5(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

    Section 4.6. Purchase Permitted By Applicable Law, etc. On the date of the Closing each Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

    Section 4.7. Sale of Other Notes. Contemporaneously with the Closing, the Obligors shall sell to the each Purchaser, and each Purchaser shall purchase, the aggregate principal amount of the Notes to be purchased by it at the Closing as specified in Schedule A.

    Section 4.8. Pledge and Intercreditor Agreement. The Pledge and Intercreditor Agreement, substantially in the form of Exhibit 2 hereto, shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect and such Purchaser shall have received a true, correct and complete copy thereof.

    Section 4.9. DeVry Guaranty. The DeVry Guaranty, substantially in the form of Exhibit 3 hereto, shall have been duly authorized, executed and delivered by DeVry, shall be in full force and effect and such Purchaser shall have received a true, correct and complete copy thereof.

    Section 4.10. Subsidiary Guaranties. The Subsidiary Guaranties, substantially in the forms of Exhibit 4(a) and Exhibit 4(b) hereto, shall have been duly authorized, executed and delivered by the Subsidiary Guarantors, shall be in full force and effect and such Purchaser shall have received a true, correct and complete copy thereof.

    Section 4.11. Consummation of Acquisition of Ross University.
Contemporaneously with the Closing, DeVry shall have consummated the acquisition of Dominica Management, Inc. (the owner of all outstanding capital stock of Ross University).

    Section 4.12. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Obligors shall have paid, on or before the Closing, the reasonable fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Obligors at least one Business Day prior to the Closing.

    Section 4.13. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each of the DeVry Notes and the GEI Notes.

    Section 4.14. Changes in Corporate Structure. Neither of the Obligors nor any Subsidiary Guarantor shall have changed their jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5 other than DeVry Canada, Inc., a Canadian corporation which was reincorporated as DeVry Canada, LLC, a Delaware corporation.

    Section 4.15. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser's special counsel may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

        Each Obligor represents and warrants to each Purchaser that:

    Section 5.1. Organization; Power and Authority. Such Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the other Operative Agreements to which it is a party and the Notes issued by such Obligor and to perform the provisions hereof and thereof.

    Section 5.2. Authorization, etc. This Agreement, the other Operative Agreements and the Notes issued by such Obligor have been duly authorized by all necessary corporate action on the part of such Obligor, and this Agreement and the other Operative Agreements to which it is a party constitute, and upon execution and delivery thereof each Note issued by such Obligor will constitute, a legal, valid and binding obligation or contract of such Obligor enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    Section 5.3. Disclosure. The Obligors, through their agent, Banc of America Securities, LLC, have delivered to each Purchaser a copy of a Private Placement Memorandum, dated April, 2003 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Obligors and their Subsidiaries. This Agreement, the other Operative Agreements, the Memorandum, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby (excluding financial projections and forecasts prepared by either of the Obligors) and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2002 there has been no change in the financial condition, business, assets, regulatory or tax status, results of operations or prospects of DeVry and its Restricted Subsidiaries taken as a whole (after giving effect to the acquisition) except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to the Purchasers by or on behalf of the Obligors specifically for use in connection with the transactions contemplated hereby.

    Section 5.4. Organization and Ownership of Shares of Subsidiaries; Existing Investments; and Affiliates. (a) After giving effect to the Closing and the Reorganization in connection therewith, Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Obligors' Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Obligors and each other Subsidiary, and whether such Subsidiary is a designated as a Restricted Subsidiary or an Unrestricted Subsidiary, (ii) of the Obligors' Affiliates, other than Subsidiaries, and (iii) of the Obligors' directors and senior officers.

        (b) All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in Schedule 5.4 as being owned by the Obligors and its Subsidiaries have been validly issued, are fully paid and nonassessable and are (or, with respect to those Subsidiaries being acquired on the date of the Closing, will be) owned by the Obligors or another Subsidiary free and clear of any Lien, except pursuant to the Pledge and Intercreditor Agreement or as set forth on Schedule 5.4.

        (c) Each Restricted Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

        (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the Operative Agreements, the Bank Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Obligors or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary which will remain in effect after the Closing.

    Section 5.5. Financial Statements. The Obligors have delivered to each Purchaser copies of the financial statements of DeVry and its Subsidiaries listed on Schedule 5.5 and of Dominica Management, Inc. and its Subsidiaries (without giving effect to the acquisition). All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Obligors and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

    Section 5.6. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by each Obligor of this Agreement, the other
Operative Agreements to which it is a party and the Notes issued by such Obligor will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Obligor or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which any Obligor or any Restricted Subsidiary is bound or by which any Obligor or any Restricted Subsidiary or any of their respective properties may be bound or affected which will remain in effect after the Closing, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Restricted Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any Restricted Subsidiary.

    Section 5.7. Governmental Authorizations, etc. Other than filings in connection with the Pledge and Intercreditor Agreement which filings have been made or which filings will be made contemporaneously with the consummation of the acquisition of Dominica Management, Inc., no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Obligor of this Agreement, the other Operative Agreements to which it is a party or any Notes issued by such Obligor.

    Section 5.8.  Litigation; Observance of Agreements, Statutes and Orders.
        (a) There are no actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting any Obligor or any Restricted Subsidiary or any property of any Obligor or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        (b) Neither of the Obligors nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental
Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

    Section 5.9. Taxes. The Obligors and their Subsidiaries have filed all Tax Returns that are required to have been filed in any jurisdiction, and have paid all Taxes shown to be due and payable on such returns and all other Taxes levied upon them or their properties, assets, income or franchises, to the extent such Taxes have become due and payable and before they have become delinquent, except for any Taxes (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which an Obligor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. None of the Obligors knows of any basis for any other Tax that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Obligors and its Restricted Subsidiaries in respect of Federal, state or other Taxes for all fiscal periods are adequate, as calculated in accordance with GAAP. The Federal income tax liabilities of DeVry and its U.S. Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended June 30, 1999.

    Section 5.10. Title to Property; Leases. The Obligors and their Restricted Subsidiaries have good and sufficient title to their respective properties which the Obligors and their Restricted Subsidiaries own or purport to own that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheets referred to in
Section 5.5 or purported to have been acquired by any Obligor or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

    Section 5.11. Licenses, Permits, etc.  Except as disclosed in
Schedule 5.11,

                (a) the Obligors and their Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect;

                (b) to the best knowledge of each Obligor, no product of any Obligor or any Restricted Subsidiary infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                (c) to the best knowledge of each Obligor, there is no material violation by any Person of any right of any Obligor or any Restricted Subsidiary with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by any Obligor or any Restricted Subsidiary.

    Section 5.12. Compliance with ERISA. (a) The Obligors and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. None of the Obligors nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

        (b) None of the Obligors nor any ERISA Affiliate is a party to, participates in or has any liability with respect to a Plan which is subject to Title IV of ERISA.

        (c) None of the Obligors nor any of their ERISA Affiliates has incurred withdrawal liabilities (or is subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

        (d) The expected post-retirement benefit obligation (determined as of the last day of each Obligor's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of DeVry and its Subsidiaries is not Material.

        (e) The execution and delivery of this Agreement and the other Operative Agreements and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed on the Obligors or any of their ERISA Affiliates pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors in the first sentence of this
Section 5.12(e) is made in reliance upon and subject to the accuracy of the Purchasers representations in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by each Purchaser.

    Section 5.13. Private Offering by the Obligors. Neither of the Obligors nor anyone acting on their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 19 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither of the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

    Section 5.14. Use of Proceeds; Margin Regulations. The Obligors will apply the proceeds of the sale of the Notes to finance the acquisition of Dominica Management, Inc., the owner of all of the outstanding capital stock of Ross

University, and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR
221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Neither of the Obligors nor any Subsidiary beneficially owns any margin stock or has any present intention to acquire beneficial ownership of any margin stock. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

    Section 5.15. Existing Debt; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Obligors and their Restricted Subsidiaries as of March 31, 2003, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Obligors or their Restricted Subsidiaries. Neither of the Obligors nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of any Obligor or such Restricted Subsidiary and no event or condition exists with respect to any Debt of any Obligor or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

        (b) None of the Obligors nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

    Section 5.16. Foreign Assets Control Regulations,etc. Neither the sale of the Notes by the Obligors hereunder nor the use of the proceeds thereof by the Obligors will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury
Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or Executive Order
No. 13,224, 66 Fed. Reg. 49,079 (September 25, 2001) (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten, or Support Terrorism) (collectively referred to as "Foreign Asset Control Laws"). To the knowledge of the Obligors, the Sellers will not use the sale proceeds received by the Sellers in connection with the sale of Dominica Management, Inc. to the Obligors in violation of any Foreign Asset Control Laws.

    Section 5.17. Status under Certain Statutes. Neither of the Obligors nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

    Section 5.18. Environmental Matters. Neither of the Obligors nor any Restricted Subsidiary has actual knowledge of any claim or has received any written notice of any claim, and, to the knowledge of the Obligors, no proceeding has been instituted against either Obligor or any Restricted Subsidiary or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchasers in writing:

                (a) neither of the Obligors nor any Restricted Subsidiary has actual knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                (b) to the knowledge of the Obligors, neither of the Obligors nor any Restricted Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                (c) to the knowledge of the Obligors, all buildings on all real properties now owned, leased or operated by any Obligor or any Restricted Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

    Section 5.19. Acquisition of Dominica Management, Inc.. As of the end of the Closing Date, the Obligors will have consummated the acquisition of Dominica Management, Inc., the owner of all of the outstanding capital stock of Ross University.

SECTION 6.	REPRESENTATIONS OF THE PURCHASER.

    Section 6.1. Purchase for Investment. Each Purchaser represents that such Purchaser is an Institutional Investor and that it is purchasing the Notes for its own account or in a fiduciary capacity for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's property shall at all times be within its control. Each Purchaser understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes.

    Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

                (a) if such Purchaser is an insurance company, the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction ("PTE") Exemption 95-60 (issued July 12,
        1995) and there is no "employee benefit plan" (within the meaning of
        Section 3(3) of ERISA or Section 4975(e)(1) of the Code), treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as any Purchaser has disclosed to the Obligors in writing pursuant to this paragraph (b) at least five Business Days prior to such Purchaser's purchase of the Notes, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I (c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in any Obligor and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Obligors in writing pursuant to this paragraph (c) at least five Business Days prior to such Purchaser's purchase of the Notes; or

                (d) the Source is a governmental plan; or

                (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Obligors in writing pursuant to this paragraph (e) at least five Business Days prior to such Purchaser's purchase of the Notes; or

                (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

        The Obligors shall deliver a certificate prior to the date of the Closing, with respect to the Purchasers and prior to the date of any transfer of any Notes, with respect to any subsequent prospective transferee of such Notes, which certificate shall identify any plan disclosed by Purchaser pursuant to Section 6.2 with respect to which (i) any of the Obligors is either a "party in interest" (as defined in Title I, Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e)(2) of the Code), or
(ii) any of the Obligors or any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has within the one-year period ending with the date of such certificate exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to paragraph
(c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans (as "Prohibited Plan"). If an Obligor identifies a Source which includes assets of a Prohibited Plan, such Purchaser or transferee shall not use assets of such Source to purchase Notes.

        As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA and the term "QPAM Exemption" means the Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

SECTION 7.	INFORMATION AS TO OBLIGORS.

    Section 7.1. Financial and Business Information. DeVry shall deliver to each holder of Notes that is an Institutional Investor:

                (a) Quarterly Statements - within 60 days after the end of each quarterly fiscal period in each fiscal year of DeVry (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                        (i) a consolidated balance sheet of DeVry and its
                Subsidiaries as at the end of such quarter, and

                        (ii) consolidated statements of income, changes in
                shareholders' equity and cash flows of DeVry and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial

<PAGE
        Officer of DeVry as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of DeVry's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                (b) Annual Statements - within 90 days after the end of each fiscal year of DeVry, duplicate copies of,

                        (i) a consolidated balance sheet of DeVry and its
                Subsidiaries, as at the end of such year, and

                       (ii) consolidated statements of income, changes in shareholders' equity and cash flows of DeVry and its Subsidiaries, for such year,

        setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                        (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                        (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of DeVry's Annual Report on Form 10-K for such fiscal year (together with DeVry's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this
        Section 7.1(b);

                (c) SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by any Obligor or any Restricted Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by any Obligor or any Restricted Subsidiary with the Securities and Exchange Commission containing information of a financial nature and of all press releases and other statements made available generally by any Obligor or any Restricted Subsidiary to the public concerning developments that are Material;

                (d) Notice of Default or Event of Default-promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
        Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or proposes to take with respect thereto;

                (e) ERISA Matters - promptly, and in any event within fifteen days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Obligors or an ERISA Affiliate propose to take with respect thereto:

                   (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Obligors or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                 (iii) the incurrence of any liability by the Obligors or any ERISA Affiliate pursuant to Title I or IV of ERISA or the imposition of a penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Obligors or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability, penalty, tax or Lien, taken together with any other such liabilities, penalty, tax or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                (f) Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Obligors or any Restricted Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                (g) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Obligors or any of their Restricted Subsidiaries or relating to the ability of the Obligors to perform its obligations hereunder, under any other Operative Agreement and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

    Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer of the Obligors setting forth:

                (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 10.1 through Section
        10.5 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                (b) Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Obligors and their Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Obligors or any Restricted Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligors shall have taken or propose to take with respect thereto.

    Section 7.3. Inspection. The Obligors shall permit the representatives of each holder of Notes that is an Institutional Investor:

                (a) No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Obligors, to visit the principal executive offices of the Obligors, to discuss the affairs, finances and accounts of the Obligors and their Restricted Subsidiaries with the Obligors' officers, and (with the consent of the Obligors, which consent will not be unreasonably withheld) their independent public accountants, and (with the consent of the Obligors, which consent will not be unreasonably withheld) to visit the other offices and properties of the Obligors and their Restricted Subsidiaries, all upon reasonable advance notice, at such reasonable times during normal business hours and as often as may be reasonably requested in writing; and

                (b) Default - if a Default or Event of Default then exists, at the expense of the Obligors and upon reasonable prior notice to visit and inspect any of the offices or properties of the Obligors or any Restricted Subsidiary, to examine all their respective books of account, financial records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries), all at such reasonable times during normal business hours and as often as may be reasonably requested in writing; provided that all such meetings with independent public accountants, a representative of the Obligors is entitled to, but need not, be in attendance and that the holders shall use reasonable efforts to provide notice to the Obligors and its Restricted Subsidiaries and to coordinate their activities so as to not be unreasonably burdensome to the Obligors and its Restricted Subsidiaries.

SECTION 8.	PREPAYMENT OF THE NOTES.

    Section 8.1.  Required Prepayments.  (a)   The entire unpaid principal
amount of the DeVry Notes shall become due and payable on April 30, 2010.

        (b) The entire unpaid principal amount of the GEI Notes shall become due and payable on April 30, 2010.

    Section 8.2. Optional Prepayments of the Notes with LIBOR Breakage Amount. (a) Either Obligor may, at its option, upon notice as provided below, prepay at any time on or after, but not before, the 1st annual anniversary date of the Closing Date, all, or from time to time thereafter any part of, the Notes issued by such Obligor, in an amount not less than $1,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the LIBOR Breakage Amount (unless the date specified for prepayment is an Interest Payment Date) and the Prepayment Premium, if any, determined for the prepayment date with respect to such principal amount. The Obligor will give each holder of Notes issued by such Obligor written notice of each optional prepayment under this Section 8.2 not less than 15 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes issued by such

Obligor to be prepaid on such date, the principal amount of each such Note held by such holder to be prepaid, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, the Prepayment Premium, if any, and shall state that the LIBOR Breakage Amount will be payable if such prepayment is not on the next scheduled Interest Payment Date and that such holder is required to calculate such amount and submit such calculation in reasonable detail to such Obligor not less than two Business Days prior to the date of prepayment.

        (b) The term "LIBOR Breakage Amount" shall mean any loss, cost or expense (other than lost profits) actually incurred by any holder of a Note as a result of any payment or prepayment of any Note on a day other than a regularly scheduled Interest Payment Date for such Note or at the scheduled maturity (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), and any loss or expense arising from the liquidation or reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Each holder shall determine the LIBOR Breakage Amount with respect to the principal amount of its Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Obligor that issued such Note setting forth such determination in reasonable detail not less than two Business Days prior to the date of prepayment in the case of any prepayment pursuant to Section 8.2(a) and not less than one Business Day in the case of any payment required by
Section 12.1. Each such determination shall be presumptively correct absent manifest error.

    Section 8.3. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable LIBOR Breakage Amount, if any, and Prepayment Premium, if any. From and after such date, unless the relevant Obligor shall fail to pay such principal amount when so due and payable, together with the interest and LIBOR Breakage Amount, if any, and Prepayment Premium, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the respective Obligor and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

    Section 8.4. Allocation of Partial Prepayments. All partial prepayments of the DeVry Notes shall be applied on all outstanding DeVry Notes ratably in accordance with the unpaid principal amounts thereof and all partial prepayments of the GEI Notes shall be applied on all outstanding GEI Notes ratably in accordance with the unpaid principal amounts thereof.

    Section 8.5. Purchase of Notes. Neither Obligor will, nor will it permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes issued by such Obligor except
(a) upon the payment or prepayment of the Notes issued by such Obligor in accordance with the terms of this Agreement and such Notes, or (b) pursuant to an offer to purchase made by an Obligor or an Affiliate pro rata to the holders of all Notes issued by such Obligor at the time outstanding upon the same terms and conditions. Each Obligor will promptly cancel all Notes acquired by such Obligor or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

    Section 8.6. Tax Indemnity. All payments whatsoever under the GEI Notes will be made by GEI free and clear of, and without liability for withholding or deduction for or on account of, any present or future Tax imposed or levied by or on behalf of (i) Barbados or (ii) any jurisdiction other than the United States (or any political subdivision or taxing authority of or in the United States) from or through which any amount is paid by GEI pursuant to the terms of the GEI Notes (hereinafter, a "Taxing Jurisdiction"), unless the withholding or deduction of such Tax is compelled by law. If any deduction or withholding or payment for any tax shall at any time be compelled by law, GEI will pay such additional amounts as may be necessary in order that the net amounts paid to each holder pursuant to the terms of the GEI Notes after such deduction or withholding (including, without limitation, any required deduction, withholding or other payment of Tax on or with respect to such additional amount) shall be not less than the amounts then due and payable under the terms of the GEI Notes; provided, however, that no payment of any additional amounts shall be required to be made for or on account of:

                (i) in case of a Tax imposed or levied on behalf of Barbados, any Tax that would not have been imposed but for the existence of any present or former connections between such holder (or between a shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation, or any Person other than the holder to whom the relevant GEI Note or any amount payable thereon is attributable for the purposes of such Tax, assessment or charge) and the Taxing Jurisdiction, other than the mere holding of the relevant GEI Note;

               (ii) any estate, inheritance, gift, sale, transfer, personal property or similar Tax or duty;

              (iii) any Tax that is payable otherwise than by withholding from payments under the GEI Notes, except that GEI shall be required to make payments for or on account of any Tax that would have been payable through withholding but which because of a connection between the holder of a GEI Note and the Taxing Jurisdiction (or some other special circumstance of the holder) is instead collected by such Taxing Jurisdiction directly from such holder unless such Tax is of a nature that is otherwise not subject to the payment of additional amounts under this Section 8.6; or

               (iv) any combination of clauses (i), (ii) and (iii) above; provided further, however, that no such additional amounts shall be payable in respect of any GEI Note held by (x) any holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of such GEI Note or (y) any holder who is not a resident of the United States.

        In connection with the transfer of any GEI Note, GEI will furnish the transferee of such GEI Note with copies of all applicable forms then required. GEI will also furnish the holders of the GEI Notes, within the period of payment permitted by applicable law, an official receipt, if any, issued by the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

    Section 8.7.  Repayment.  If GEI has made a payment pursuant to this
Section 8.6 of additional amounts in respect of any GEI Notes, to the extent a holder receives a tax credit or refund in respect of any payment made by GEI on the GEI Notes which has the net effect of paying to such holder an amount greater than the amounts due and payable on the GEI Notes which such holder would have received in the absence of any payment being required under
Section 8.6, such holder agrees to repay to GEI reasonably promptly after the receipt thereof by such holder such amount as will put the holder in no better or worse position as such holder would have been in had no additional amount been required to be paid pursuant to Section 8.6 (which determinations shall be made by such holder in good faith).

SECTION 9.	AFFIRMATIVE COVENANTS.

        The Obligors jointly and severally covenant that so long as any of the Notes are outstanding:

    Section 9.1. Compliance with Law. (a) Each Obligor will, and will cause each Restricted Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws and ERISA, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (b) Without limiting the generality of the provisions of
Section 9.1(a), DeVry will, and will cause (to the extent applicable) each Restricted Subsidiary to, comply with (i) all laws, ordinances or governmental rules or regulations, the violations of which would terminate or materially impair the eligibility of DeVry or any Restricted Subsidiary for participation (if applicable) in student financial assistance programs under Title IV,
(ii) the federal Truth-in-Lending Act, 15 U.S.C. S1601 et seq., and all other consumer credit laws applicable to DeVry or any Restricted Subsidiary in connection with the advancing of student loans, except for such laws, ordinances or governmental rules or regulations the violation of which, in the aggregate, will not result in the assessment of penalties and damages claims against DeVry or any Restricted Subsidiary which could have a Material Adverse Effect, (iii) all statutory and regulatory requirements for authorization to provide post-secondary education in the jurisdictions in which its educational facilities are located except for such requirements the violation of which could not in the aggregate have a Material Adverse Effect, and (iv) if applicable, all requirements for continuing its accreditation from the North Central Association of Schools and Colleges except for such requirements the violation of which could not in the aggregate have a Material Adverse Effect.

    Section 9.2. Insurance. Each Obligor will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

    Section 9.3. Maintenance of Properties. Each Obligor will, and will cause each Restricted Subsidiary to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent any Obligor or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Obligor or such Restricted Subsidiary has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    Section 9.4. Payment of Taxes and Claims. Each Obligor will, and will cause each Subsidiary to, file all Material Tax Returns required to be filed in any jurisdiction and to pay and discharge all Taxes shown to be due and payable on such returns and all other Taxes imposed on it or any of its properties, assets, income or franchises, to the extent such Taxes have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of such Obligor or any Subsidiary not permitted by
Section 10.3, provided that neither an Obligor nor any Subsidiary need pay any such Tax or claims if (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or such Subsidiary has established reserves therefore in accordance with GAAP, reasonably deemed by it to be adequate, on the books of such Obligor or such Subsidiary with respect thereto or (ii) the nonpayment of all such Taxes in the aggregate could not reasonably be expected to have a Material Adverse Effect.

    Section 9.5. Corporate Existence, etc. Subject to Section 10.5, each Obligor will at all times preserve and keep in full force and effect its corporate existence and will at all times preserve and keep in full force and effect the corporate existence of each Restricted Subsidiary and all rights and franchises of DeVry and such Restricted Subsidiary unless, in the good faith judgment of DeVry, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    Section 9.6. Additional Guarantors. Each Obligor will cause any Person which is required by the terms of the Bank Agreement to become a party to the Bank Agreement as an obligor thereunder or otherwise guarantee the Indebtedness outstanding under the Bank Agreement, to execute and deliver a Guaranty Joinder substantially in the form of Exhibit A to the applicable Subsidiary Guaranty and deliver to each of the holders of the Notes (concurrently with the incurrence of any such obligation pursuant to the Bank Agreement), a certificate signed by the President, a Vice President or another authorized Responsible Officer of such Person (or an authorized attorney-in-fact of any such officer) making representations and warranties to the effect of those contained in Sections 5.1, 5.2, 5.4, 5.6 and 5.7, with respect to such Person and the Guaranty, as applicable.

    Section 9.7. Designation of Subsidiaries. The Obligors may from time to time cause any Restricted Subsidiary to be designated as an Unrestricted Subsidiary or an Unrestricted Subsidiary to be designated as a Restricted Subsidiary, provided, however, that, at the time of such designation and immediately after giving effect thereto, (a) no Default or Event of Default would exist under the terms of this Agreement, and (b) the Obligors and its Restricted Subsidiaries would be in compliance with all of the covenants set forth in this Section 9 and Section 10 if tested on the date of such action and provided, further, that, once a Restricted Subsidiary has been designated as an Unrestricted Subsidiary, it shall not thereafter be re-designated as a Restricted Subsidiary on more than one occasion. Within ten (10) days following any designation described above, the Obligors will deliver to each holder of a Note a notice of such designation accompanied by a certificate signed by a Senior Financial Officer of the Obligors certifying compliance with all requirements of this Section 9.7 and setting forth all information required in order to establish such compliance.

SECTION 10.	NEGATIVE COVENANTS.

        DeVry covenants that so long as any of the Notes are outstanding:

    Section 10.1. Consolidated Debt; Priority Debt. (a) As of the end of each fiscal quarter of DeVry, DeVry shall not permit the ratio of Consolidated Debt to Adjusted Consolidated EBITDA as of such date to be greater than 3.0 to 1.0.

        (b) DeVry shall not at any time permit Priority Debt to exceed 20% of Consolidated Adjusted Net Worth.

    Section 10.2. Consolidated Adjusted Net Worth. DeVry will not, at any time, permit Consolidated Adjusted Net Worth to be less than the sum of
(a) $310,000,000, plus (b) an aggregate amount equal to 25% of Consolidated
Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ended June 30, 2003.

    Section 10.3. Limitation on Liens. DeVry will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of DeVry or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

            (a) Liens for Taxes which are not yet due and payable or payment of which is not at the time required by Section 9.4;

            (b) any attachment or judgment Lien, unless the judgment it secures (i) shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay (or such lesser period to time as applicable law allows a judgment creditor to levy on such judgment);

            (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by
     Section 9.4;

            (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

            (e) Liens on property or assets of Restricted Subsidiaries securing Debt owing to any Obligor or to any of its Restricted Subsidiaries;

            (f) the Lien of the Pledge and Intercreditor Agreement with respect to the collateral referred to therein and such other collateral as may be subjected thereto for the equal and ratable benefit of the holders of Notes and the Banks (and such other Persons as may from time to time be party to the Pledge and Intercreditor Agreement);

            (g) Liens existing on the date of this Agreement and securing the Debt of DeVry and its Restricted Subsidiaries referred to in
     Schedule 10.3;

            (h) Liens incidental to minor survey exceptions and similar Liens on property of DeVry and its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, Materially detract from the value of such property;

            (i) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of DeVry or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

            (j) any Lien existing (i) on property at the time such property is acquired or completion or construction and not created in contemplation thereof; (ii) on property created contemporaneously with its acquisition or within 365 days of the acquisition or completion or construction or improvement thereof to secure the purchase price or cost of construction or improvement thereof; or (iii) existing on property of a Person at the time such Person is consolidated with or merged into any Obligor or a Restricted Subsidiary and not created in contemplation thereof; provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired, and (iii) the aggregate principal amount of all Debt secured by any such Lien at the time such Lien is granted shall not exceed the lesser of (y) the cost of the acquisition, or (z) the Fair Market Value of such property (as determined in good faith by one or more officers of the Obligors to whom authority to enter into the transaction has been delegated by the boards of directors of such Obligors);

             (k) Liens on stock of Unrestricted Subsidiaries securing Debt of an Unrestricted Subsidiary, provided that DeVry or such Restricted Subsidiary granting such Lien has no liability for such Debt;

             (l) Liens on cash held in trust for 30 days following the sale of Stafford Loans originated under the Stafford Loan Program to secure fees and the repurchase obligations of DeVry and its Restricted Subsidiaries for Stafford Loans made in violation of such Stafford Loan Program;

             (m) any Lien renewing, extending or refunding any Lien permitted by subparagraphs (e), (g), (j) or (k) of this Section 10.3, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist; or

             (n) in addition to the Liens permitted above, any Lien securing Priority Debt, provided that such Priority Debt is permitted by
     Section 10.1(b).

    Section 10.4. Sales of Assets. The Obligors will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the DeVry and its Restricted Subsidiaries; provided, however, that any Obligor or any Restricted Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Obligors and their Restricted Subsidiaries if such assets are sold in an arms length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the Net Proceeds received from such sale, lease or other disposition shall be used within 365 days of such sale, lease or disposition, in any combination:

                (1) to acquire productive assets used or useful in carrying on the business of the Obligors and their Restricted Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; and/or
                (2) to prepay or retire Senior Debt of the Obligors and/or its Restricted Subsidiaries.

        If any prepayment of DeVry Notes or GEI Notes are made pursuant to this
Section 10.4, such prepayment shall be made by DeVry or GEI, or both, in accordance with the provisions of Section 8.2 hereof.

As used in this Section 10.4, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of DeVry and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by DeVry and its Restricted Subsidiaries during the period of 12 consecutive months ending on the date of such sale, lease or other disposition, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a "substantial part" any (i) sale or disposition of assets in the ordinary course of business of DeVry and its Restricted Subsidiaries, (ii) any transfer of assets from any Obligor to any Restricted Subsidiary or from any Restricted Subsidiary to any Obligor or another Restricted Subsidiary, and
(iii) any Excluded Sale and Leaseback Transaction.

    Section 10.5. Merger and Consolidation . The Obligors will not, and will not permit any of their Restricted Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

               (1) a Restricted Subsidiary of the Obligors may consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Obligors or another Restricted Subsidiary so long as in any merger or consolidation involving any Obligor,such Obligor shall be the surviving or continuing corporation (and in any merger or consolidation involving DeVry and GEI, DeVry shall be the surviving or continuing corporation); provided that immediately before, and immediately after giving effect to, each such transaction, no Default or Event of Default would exist; and

               (2) the foregoing restriction does not apply to the consolidation or merger of any Obligor with,or the conveyance, transfer or lease of substantially all of the assets of such Obligor in a single transaction or series of transactions to, any Person so long as such Obligor is the surviving corporation, or, if such Obligor is not the surviving corporation:

                    (a) the successor formed by such consolidation or the
            survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of any Obligor as an entirety, as the case may be, shall be a solvent corporation organized and, in the case of DeVry, existing under the laws of the United States of America, any State thereof or the District of Columbia, and, in the case of GEI, existing under the laws of Barbados or a jurisdiction acceptable to the GEI Required Holders;

                    (b) such surviving corporation shall have executed and
            delivered to each holder of Notes issued by such Obligor its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes issued by such Obligor and the other Operative Agreements (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders, in the case of a transaction (or series of transactions) involving DeVry, and the GEI Required Holders in the case of a transaction (or series of transactions) involving GEI), and such surviving corporation shall have caused to be delivered to each holder of Notes issued by such Obligor an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

                    (c) in the case of a transaction (or series of
            transactions) involving GEI, (1) such successor or surviving corporation shall be a Restricted Subsidiary, and (2) DeVry shall ratify in writing that the DeVry Guaranty is in full force and effect after giving effect to such transaction or series of transactions; and

                    (d) immediately after giving effect to such transaction no
            Default or Event of Default would exist.

    Section 10.6. Nature of Business. Neither any Obligor nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Obligors and their Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Obligors and their Restricted Subsidiaries on the date of this Agreement.

    Section 10.7. Transactions with Affiliates. The Obligors will not, and will not permit any Restricted Subsidiary to, enter into, directly or indirectly, any transaction or group of related transactions with any Affiliate (other than an Obligor or another Restricted Subsidiary) which, individually or in the aggregate, are Material (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service), except in the ordinary course and pursuant to the reasonable requirements of the Obligor's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Obligors or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

    Section 10.8. Post Closing Items. Within 45 days after the Closing Date, GEI will furnish to the Holders of GEI Notes, opinions of local counsel in the jurisdictions of Dominica, St. Kitts and St. Lucia with respect to the perfection and validity of the pledge of capital stock of certain Offshore Subsidiaries, which opinions shall be in form and substance satisfactory to such Holders and their special counsel.

SECTION 11.	EVENTS OF DEFAULT.

        An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

             (a) any Obligor defaults in the payment of any principal, Prepayment Premium or LIBOR Breakage Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

             (b) any Obligor defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

             (c) any Obligor defaults in the performance of or compliance with any term contained in Section 10; or

             (d) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) any Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

             (e) any representation or warranty made in writing by or on behalf of any Obligor or any Subsidiary Guarantor or by any officer of any Obligor or any Subsidiary Guarantor in this Agreement or in any other Operative Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

             (f) (i) any Obligor or any Restricted Subsidiary is in default
        (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Debt that is outstanding in an aggregate principal amount greater than 5% of Consolidated Adjusted Net Worth beyond any period of grace provided with respect thereto, or
        (ii) any Obligor or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt with aggregate principal amount exceeding 5% of Consolidated Adjusted Net Worth or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence such Debt has become or has been declared due and payable, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt of such Person to convert such Debt into equity interests in such Person), any Obligor or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate principal amount exceeding 5% of Consolidated Adjusted Net Worth; or

             (g) any Obligor or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

             (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by any Obligor or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor or any Material Subsidiary, or any such petition shall be filed against any Obligor or any Material Subsidiary and such petition shall not be dismissed within 60 days; or

             (i) a final judgment or judgments for the payment of money aggregating an amount equal to at least 5% of Consolidated Adjusted Net Worth are rendered against one or more of the Obligors or any of their Restricted Subsidiaries and which judgment or judgments are not, within 60 days after entry thereof, bonded,discharged or stayed pending appeal (or such lesser period of time as applicable law or rules of court allow a judgment creditor to levy on such judgments), or are not discharged within 60 days after the expiration of such stay (or such lesser period of time as applicable law or rules of court allow a judgment creditor to levy on such judgments); or

             (j) default shall occur in the observance or performance of any covenant or agreement contained in any other Operative Agreement and continuance of such default after the expiration of any grace or cure period provided for therein; or

             (k) the DeVry Guaranty or any Subsidiary Guaranty ceases to be a legally valid, binding and enforceable obligation or contract of DeVry or a Subsidiary Guarantor, as the case may be, or the Lien intended to be created by the Pledge and Intercreditor Agreement ceases to be or is not a valid first priority perfected Lien, or any Obligor or any Subsidiary Guarantor or any party by, through or on account of any such Person, challenges the validity, binding nature or enforceability of the DeVry Guaranty or any such Subsidiary Guaranty or such Lien; or

             (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii)a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount equal to 5% of Consolidated Adjusted Net Worth, (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Obligors or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(l), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC.

    Section 12.1. Acceleration. (a) If an Event of Default with respect to any Obligor described in paragraph (g) or (h) of Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

        (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% of the outstanding principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to any Obligor, declare all the Notes then outstanding to be immediately due and payable.

        (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to any Obligor, declare all the Notes held by it or them to be immediately due and payable.

        Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon together with any LIBOR Breakage Amount and (y) the Prepayment Premium determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Obligors acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for), and that the provision for payment of a Prepayment Premium by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

    Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

    Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holder or holders of more than 50% in aggregate principal amount of the Notes then outstanding, by written notice to the Obligors, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal of and Prepayment Premium, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal at the Default Rate and any LIBOR Breakage Amount, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and
(c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this
Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

    Section 12.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.
Without limiting the obligations of the Obligors under Section 15, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

    Section 13.1. Registration of Notes. Each Obligor shall keep at its principal executive office a register for the registration and registration of transfers of Notes it issued. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Obligors shall not be affected by any notice or knowledge to the contrary. The Obligors shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

    Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of such Obligor for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), such Obligor shall execute and deliver, at such Obligor's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Any Obligor may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2, provided that such holder may (in reliance upon information provided by the Obligors, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

    Section 13.3. Replacement of Notes. Upon receipt by any Obligor of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note issued by such Obligor (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to them (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                (b) in the case of mutilation, upon surrender and cancellation thereof,

such Obligor at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES.

    Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Prepayment Premium, if any, and interest and any LIBOR Breakage Amount becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in New York, NY. The Obligors may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of an Obligor in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

    Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in
Section 14.1 or in such Note to the contrary, the Obligors will pay all sums becoming due on such Note for principal, Prepayment Premium, if any, and interest and LIBOR Breakage Amount by the method and at the address specified for such purpose below its name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Obligors in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Obligors made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Obligors at their principal executive office or at the place of payment most recently designated by the Obligors pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the relevant Obligor in exchange for a new Note or Notes pursuant to Section 13.2. The Obligors will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser have made in this Section 14.2.

SECTION 15.	EXPENSES, ETC.

    Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all reasonable costs and expenses (including reasonable attorneys' fees of one special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any other Operative Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any other Operative Agreements or the Notes or in responding to any subpoena or other legal process or informal investigative demand by any Governmental Authority issued in connection with this Agreement, any other Operative Agreement or the Notes, or by reason of being a holder of any Note, and (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Restricted Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Obligors will pay, and will save the Purchasers and each other holder of a Note harmless from, all claims in respect of any reasonable fees, costs or expenses, if any, of brokers and finders (other than those retained by the Purchasers).

    Section 15.2. Survival.  The obligations of the Obligors under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any other Operative Agreement or the Notes, and the termination of this Agreement and any of the Operative Agreements.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

        All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement shall be deemed representations and warranties of the Obligors under this Agreement. Subject to the preceding sentence, this Agreement, the Pledge and Intercreditor Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.

    Section 17.1. Requirements. (a) This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Prepayment Premium on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20.
        (b) The DeVry Guaranty or the Offshore Subsidiary Guaranty may be amended, and the observance of any term thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of DeVry, in the case of the DeVry Guaranty, and the Offshore Subsidiary Guarantors, in the case of the Offshore Subsidiary Guaranty, and the GEI Required Holders, except that (1) no amendment or waiver of any of the provisions of Section 2, 3 or 4 of the DeVry Guaranty or the Offshore Subsidiary Guaranty, or any defined term (as it is used therein), will be effective as to any Holder of the GEI Notes unless consented to by such Holder in writing, and (2) no such amendment or waiver may, without the written consent of each Holder of the GEI Notes, change the percentage of the principal amount of the GEI Notes the Holders of which are required to consent to any such amendment or waiver.

        (c) The U.S. Subsidiary Guaranty may be amended, and the observance of any term thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the U.S. Subsidiary Guarantors and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Section 2, 3 or 4 of the U.S. Subsidiary Guaranty, or any defined term (as it is used therein), will be effective as to any Holder of any Notes unless consented to by such Holder in writing, and (2) no such amendment or waiver may, without the written consent of each Holder of any Notes, change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver.

    Section 17.2. Solicitation of Holders of Notes.

        (a) Solicitation. The Obligors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Operative Agreement or of the Notes. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

        (b) Payment. No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any Operative Agreement unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

    Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

    Section 17.4. Notes Held by Obligors, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES.

        All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to any Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Obligors in writing,

              (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Obligors in writing, or

             (iii) if to the Obligors, to the Obligors at their address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Obligors shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS.

        This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Purchasers, may be reproduced by the Purchasers by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Purchasers may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Purchasers in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit any Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION.

        For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to any Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on its behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by such Obligor or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes),
(ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any

Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of any Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over any Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by any Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this
Section 20.

SECTION 21.	SUBSTITUTION OF PURCHASER.

        Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Obligors, which notice shall be signed by such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Obligors of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS.

    Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

    Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Prepayment Premium or interest or LIBOR Breakage Amount on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

    Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

    Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

    Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

    Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

    Section 22.7. Consent to Jurisdiction; Service of Process; Judgement Currency; Waiver of Jury Trial. (a) GEI irrevocably submits to the nonexclusive in personam jurisdiction of any New York State or federal court sitting in New York City, over any suit, action or proceeding arising out of or relating to this Agreement or the GEI Notes. To the fullest extent it may effectively do so under applicable law, GEI irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

    (b) GEI agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 22.7 brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment.

    (c) GEI consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 22.7 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of GEI specified in Section 18 or at such other address of which you shall then have been notified pursuant to said Section or to any agent for service of process appointed pursuant to the provisions of Section 22.8. GEI agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

    (d) Nothing in this Section 22.7 shall affect the right of any holder of GEI Notes to serve process in any manner permitted by law, or limit any right that the holders of any of the GEI Notes may have to bring proceedings against GEI in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

    (e) Any payment on account of an amount that is payable hereunder or under the GEI Notes by GEI in United States Dollars which is made to or for the account of any holder of GEI Notes in currency of any other jurisdiction, or in the lawful currency of any other country, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of such party, shall constitute a discharge of such party's obligation under this Agreement or the GEI Notes only to the extent of the amount of United States Dollars which such holder could purchase in the foreign exchange markets with the amount of the currency of such other jurisdiction, or other currency, as the case may be, in accordance with normal banking procedures at the rate of exchange prevailing on the Business Day following receipt of the payment first referred to above. If the amount of United States Dollars that could be so purchased is less than the amount of United States Dollars originally due to such holder, GEI agrees, to the full extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the GEI Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and, shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or the GEI Notes or under any judgment or order.

    (f) GEI waives trial by jury in any action brought on or with respect to this Agreement, the Subsidiary Guaranty Agreement or the GEI Notes or any other document executed in connection herewith or therewith.

    Section 22.8. Service of Process Upon Agent. GEI hereby irrevocably designates, appoints and empowers DeVry, and successors as the designee, appointee and agent of GEI to receive, accept and acknowledge, for and on behalf of GEI and its properties, service of any and all legal process, summons, notices and documents which may be served in such action, suit or proceeding relating to this Agreement or the Notes in any Federal or New York State court sitting in New York City, which service may be made on any such designee, appointee and agent in accordance with legal procedures prescribed for such courts. GEI agrees to take any and all action necessary to continue such designation in full force and effect and should such designee, appointee and agent become unavailable for this purpose for any reason, GEI will forthwith irrevocably designate a new designee, appointee and agent, which shall irrevocably agree to act as such, with the powers and for purposes specified in this Section 22.8. GEI further irrevocably consents and agrees to service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding relating to the GEI Notes or this Agreement delivered to GEI in accordance with this
Section 22.8 or to its then designee, appointee or agent for service. If service is made upon such designee, appointee and agent, a copy of such process, summons, notice or document shall also be provided to GEI at the address specified in Section 18 by registered or certified mail, or overnight express air courier; provided that failure of such holder to provide such copy to GEI shall not impair or affect in any way the validity of such service or any judgment rendered in such action or proceedings. GEI agrees that service upon GEI or any such designee, appointee and agent as provided for herein shall constitute valid and effective personal service upon GEI with respect to matters contemplated in this Section 22.8 and that the failure of any such designee, appointee and agent to give any notice of such service to GEI shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall, or shall be construed so as to, limit the right of the holders of GEI Notes to bring actions, suits or proceedings with respect to the obligations and liabilities of GEI under, or any other matter arising out of or in connection with, this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction in which the respective offices of the holders of the GEI Notes may be located or assets of GEI may be found or as otherwise shall to the holders of the GEI Notes seem appropriate, or to affect the right to service of process in any jurisdiction in any other manner permitted by law.

    Section 22.9. Obligations of DeVry. Notwithstanding anything contained herein or in the other Operative Agreements, in no event shall GEI or any Offshore Guarantor be liable for any of the Obligations of DeVry.

        If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Obligors, whereupon the foregoing shall become a binding agreement between you and the Obligors.


                                        Very truly yours,

                                        DEVRY INC.



                                        By
                                            Name:
                                            Title:

                                        GLOBAL EDUCATION INTERNATIONAL, INC.



                                        By
                                           Name:
                                           Title:

The foregoing is hereby agreed
to as of the date thereof.
                                        [VARIATION]




                                        By
                                           Name:
                                           Title:

                   INFORMATION RELATING TO PURCHASERS

                                PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
        NAME AND ADDRESS        OF DEVRY NOTES          OF GEI NOTES TO BE
        OF PURCHASERS           TO BE PURCHASED         PURCHASED

SUNAMERICA LIFE INSURANCE
  COMPANY                         $15,000,000                   $0
c/o AIG Global Investment Corporation
P. O. Box 3247
Houston, Texas  77253-3247
Attention:  Private Placement Department, A36-04
Facsimile Number:  (713) 831-1072
Overnight Mailing Address:
2929 Allen Parkway, A36-04
Houston, Texas  77019-2155

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "DeVry Inc., Floating Rate Senior Notes, Series A, due April 30, 2010, PPN 251893 A* 4", principal, premium or interest) to:

        ABA #021-001-033
        Bankers Trust Company
        New York, N.Y.
        Re:  SunAmerica Life Insurance Company
        Account Number:  99-911-145
        For further credit to account #099530
        OBI=PPN# and description of payment
        P $____________, I $__________

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment, to be addressed to:

        Deutsche Bank
        Attn:  James Germain
        648 Grassmere Business Park, MS  7204
        Nashville, Tennessee  37211
        Phone:  (615) 835-2465
        Fax:      (615) 835-2493

All other notices and communications including monthly reports to be addressed as first provided above with a copy to:

        AIG Global Investment Corporation
        Legal Department - Investment Management
        2929 Allen Parkway, Suite A36-01
        Houston, Texas  77019-2155
        Facsimile Number:  (713) 831-2328

Name of Nominee in which Notes are to be issued:  OKGBD
& Co.

Taxpayer I.D. Number for OKGBD & Co.:  13-3020293

Taxpayer I.D. Number for SunAmerica Life Insurance Company:  52-0502540

                   INFORMATION RELATING TO PURCHASERS

                                 PRINCIPAL AMOUNT       PRINCIPAL AMOUNT
        NAME AND ADDRESS         OF DEVRY NOTES         OF GEI NOTES TO BE
        OF PURCHASERS            TO BE PURCHASED        PURCHASED

AIG SUNAMERICA LIFE ASSURANCE             $0               $10,000,000
  COMPANY
c/o AIG Global Investment Corporation
P. O. Box 3247
Houston, Texas  77253-3247
Attention:  Private Placement Department, A36-04
Facsimile Number:  (713) 831-1072
Overnight Mailing Address:
2929 Allen Parkway, A36-04
Houston, Texas  77019-2155

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Global Education International, Inc., Floating Rate Senior Notes, Series B, due April 30, 2010, PPN P4764* AA 9", principal, premium or interest) to:

        ABA #021-001-033
        Bankers Trust Company
        New York, N.Y.
        Re:  AIG SunAmerica Life Assurance Company
        Account Number:  99-911-145
        For further credit to account #099527
        OBI=PPN# and description of payment
        P $____________, I $__________

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment, to be addressed to:

        Deutsche Bank
        Attn:  James Germain
        648 Grassmere Business Park, MS  7204
        Nashville, Tennessee  37211
        Phone:  (615) 835-2465
        Fax:      (615) 835-2493

All other notices and communications including monthly reports to be addressed as first provided above with a copy to:

        AIG Global Investment Corporation
        Legal Department - Investment Management
        2929 Allen Parkway, Suite A36-01
        Houston, Texas  77019-2155
        Facsimile Number:  (713) 831-2328

Name of Nominee in which Notes are to be issued:  OKGBD
& Co.

Taxpayer I.D. Number for OKGBD & Co.:  13-3020293

Taxpayer I.D. Number for AIG SunAmerica Life Assurance Company:  86-0198983

                                PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
        NAME AND ADDRESS        OF DEVRY NOTES          OF GEI NOTES TO BE
        OF PURCHASERS           TO BE PURCHASED         PURCHASED

ALLSTATE LIFE INSURANCE           $13,200,000             $8,800,000
  COMPANY
3075 Sanders Road, STE G5D
Northbrook, Illinois  60062-7127
Attention:  Private Placements Department
Telephone Number:  (847) 402-7117
Telecopier Number:  (847) 402-3092

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "DeVry Inc., Floating Rate Senior Notes, Series A, due April 30, 2010,
PPN 251893 A* 4", principal, premium or interest and/or as "Global Education International, Inc., Floating Rate Senior Notes, Series B, due April 30, 2010, PPN P4764* AA 9", principal, premium or interest) to:

        BBK =   Harris Trust and Savings Bank
                ABA #071000288
        BNF =   Allstate Life Insurance Company
                Collection Account #168-117-0
        ORG = DeVry Inc, Floating Rate Senior Notes, Series A, due April 30, 2010 and
                Global Education International, Inc., Floating Rate Senior
                Notes,
                Series B, due April 30, 2010
        OBI  =  DPP - (Enter Private Placement Number, if available)
                Payment Due Date (MM/DD/YY) - P ______ (Enter "P" and the amount of principal being remitted, for example, P5000000.00) - I ______ (Enter "I" and the amount of interest being remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

        Allstate Insurance Company
        Investment Operations-Private Placements
        3075 Sanders Road, STE G4A
        Northbrook, Illinois  60062-7127
        Telephone:      (847) 402-6672 Private Placements
        Telecopy:       (847) 326-7032

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  36-2554642

                                PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
        NAME AND ADDRESS        OF DEVRY NOTES          OF GEI NOTES TO BE
        OF PURCHASERS           TO BE PURCHASED         PURCHASED

JOHN HANCOCK LIFE INSURANCE       $8,250,000               $5,500,000
  COMPANY                         $3,000,000               $2,000,000
John Hancock Place
200 Clarendon Street
Boston, Massachusetts  02117

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds, not later than 12 noon, Boston time, (identifying each payment as "DeVry Inc., Floating Rate Senior Notes, Series A, due April 30, 2010, PPN 251893 A* 4", principal, premium or interest and/or as "Global Education International, Inc., Floating Rate Senior Notes, Series B, due April 30, 2010, PPN P4764* AA 9", principal, premium or interest) to:

        Fleet Boston
        ABA #011000138
        Boston, Massachusetts  02110
        Account of:     John Hancock Life Insurance Company
                        Private Placement Collection Account
        Account No.:    00541-55417
        On Order of:    DeVry Inc, Floating Rate Senior Notes, Series A, due
                        April 30, 2010 and
                        Global Education International, Inc., Floating Rate
                        Senior Notes,
                        Series B, due April 30, 2010

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations;
(2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be faxed and mailed to:

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts  02117
        Attention:  Investment Accounting Division, B-3
        Fax:  (617) 572-0628
        and

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts  02117
        Attention:  S. Daye/K. Boyce, T-57
        Fax:  (617) 572-5495

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall also be faxed and mailed as set forth immediately above.

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be faxed and mailed to:

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts  02117
        Attention:  Bond and Corporate Finance Group, T-57
        Fax:  (617) 572-1605

A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be faxed and mailed to:

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts  02117
        Attention:  Investment Law Division, T-30
        Fax:  (617) 572-9269
        Name in which Notes are to be issued:  None

        Taxpayer I.D. Number:  04-1414660

                                PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
        NAME AND ADDRESS        OF DEVRY NOTES          OF GEI NOTES TO BE
        OF PURCHASERS           TO BE PURCHASED         PURCHASED

JOHN HANCOCK VARIABLE LIFE        $1,750,000              $1,170,000
  INSURANCE COMPANY
John Hancock Place
200 Clarendon Street
Boston, Massachusetts  02117

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds, not later than 12 noon, Boston time, (identifying each payment as "DeVry Inc., Floating Rate Senior Notes, Series A, due April 30, 2010, PPN 251893 A* 4", principal, premium or interest and/or as "Global Education International, Inc., Floating Rate Senior Notes, Series B, due April 30, 2010, PPN P4764* AA 9", principal, premium or interest) to:

        Fleet Boston
        ABA #011000318
        Boston, Massachusetts  02110
        Account of:     John Hancock Life Insurance Company
                        Private Placement Collection Account
        Account No.:   00541-55417
        On Order of:    DeVry Inc, Floating Rate Senior Notes, Series A, due
                        April 30, 2010 and
                        Global Education International, Inc., Floating Rate
                        Senior Notes,
                        Series B, due April 30, 2010

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations;
(2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be faxed and mailed to:

        John Hancock Variable Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts  02117
        Attention:  Investment Accounting Division, B-3
        Fax:  (617) 572-0628
        and

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts  02117
        Attention:  S. Daye/K. Boyce, T-57
        Fax:  (617) 572-5495

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall also be faxed and mailed as set forth immediately above.

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be faxed and mailed to:

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts  02117
        Attention:  Bond and Corporate Finance Group, T-57
        Fax:  (617) 572-1605

A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be faxed and mailed to:

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts  02117
        Attention:  Investment Law Division, T-30
        Fax:  (617) 572-9269

Name in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-2664016

                                PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
        NAME AND ADDRESS        OF DEVRY NOTES          OF GEI NOTES TO BE
        OF PURCHASERS           TO BE PURCHASED         PURCHASED

INVESTORS PARTNER LIFE              $200,000               $130,000
  INSURANCE COMPANY
John Hancock Place
200 Clarendon Street
Boston, Massachusetts  02117

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds, not later than 12 noon, Boston time, (identifying each payment as "DeVry Inc., Floating Rate Senior Notes, Series A, due April 30, 2010, PPN 251893 A* 4", principal, premium or interest and/or as "Global Education International, Inc., Floating Rate Senior Notes, Series B, due April 30, 2010, PPN P4764* AA 9", principal, premium or interest) to:

        Fleet Boston
        ABA #011000138
        Boston, Massachusetts  02110
        Account of:     John Hancock Life Insurance Company
                        Private Placement Collection Account
        Account No.:    00541-55417
        On Order of:    DeVry Inc, Floating Rate Senior Notes, Series A, due
                        April 30, 2010 and
                        Global Education International, Inc., Floating Rate
                        Senior Notes,
                        Series B, due April 30, 2010

Notices
Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations;
(2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be faxed and mailed to:

        Investors Partner Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts  02117
        Attention:  Investment Accounting Division, B-3
        Fax:  (617) 572-0628
        and

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts  02117
        Attention:  S. Daye/K. Boyce, T-57
        Fax:  (617) 572-5495

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall also be faxed and mailed as set forth immediately above.

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be faxed and mailed to:

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts  02117
        Attention:  Bond and Corporate Finance Group, T-57
        Fax:  (617) 572-1605

A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be faxed and mailed to:

        John Hancock Life Insurance Company
        200 Clarendon Street
        Boston, Massachusetts  02117
        Attention:  Investment Law Division, T-30
        Fax:  (617) 572-9269

Name in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-3072894

                                PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
        NAME AND ADDRESS        OF DEVRY NOTES          OF GEI NOTES TO BE
        OF PURCHASERS           TO BE PURCHASED         PURCHASED

JACKSON NATIONAL LIFE              $6,000,000              $4,000,000
  INSURANCE COMPANY
225 West Wacker Drive, Suite 1200
Chicago, Illinois  60606-1228

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "DeVry Inc. Floating Rate Senior Notes, Series A, due April 30, 2010,
PPN 251893 A* 4", principal, premium or interest) to:

        The Bank of New York
        ABA #021-000-018
        BNF Account #IOC566
        FBO:  Jackson National Life
        Ref:  Security Description, CUSIP/PPN, and Breakdown (P&I)

Notices

Payment notices should be sent to:

        Jackson National Life Insurance Company
        c/o The Bank of New York
        Attn:  P&I Department
        P.O. Box 19266
        Newark, New Jersey 07195
        Telephone:      (212) 437-3054
        Fax:            (212) 437-6466

Original documents and copies of notices, waivers, amendments, consents, and financial information should be sent to:

        PPM America Inc.
        225 West Wacker Drive, Suite 1200
        Chicago, Illinois  60606-1228
        Attention:  Private Placements - Mark Staub
        Telephone:       (312) 634-1212
        Fax:             (312) 634-0054
        and

        Jackson National Life Insurance Company
        225 West Wacker Drive, Suite 1500
        Chicago, Illinois  60606-1228
        Attention:  Investment Accounting - Mark Stewart
        Telephone:       (312) 338-5832
        Fax:             (312) 634-0048

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  38-1659835

                                PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
        NAME AND ADDRESS        OF DEVRY NOTES          OF GEI NOTES TO BE
        OF PURCHASERS           TO BE PURCHASED         PURCHASED

JACKSON NATIONAL LIFE             $2,400,000                $1,600,000
  INSURANCE COMPANY OF
  NEW YORK
c/o Jackson National Life Insurance
   Company
5901 Executive Drive
Lansing, Michigan  48911

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Global Education International, Inc., Floating Rate Senior Notes, Series B, due April 30, 2010, PPN P4764* AA 9", principal, premium or interest) to:

        The Bank of New York
        ABA #021-000-018
        BNF Account #:  IOC566
        FBO:  Jackson National Life
        Ref:  Security Description, CUSIP, PPN, Breakdown (P&I)

Notices

Payment notices should be sent to:

        Jackson National Life Insurance Company
        c/o The Bank of New York
        P.O. 19266
        Newark, New Jersey  07195
        Attention:  P&I Department
        Telephone:  (212) 437-3054
        Fax:  (212) 437-6466

Original documents and copies of notes and certificates, notices (other than payment notices), waivers, amendments, consents, and financial information should be sent to:

        PPM America Inc.
        225 West Wacker Drive, Suite 1200
        Chicago, Illinois  60606-1228
        Attention:  Private Placements - Mark Staub
        Telephone:      (312) 634-1212
        Fax:            (312) 634-0054

        and

        Jackson National Life Insurance Company
        225 West Wacker Drive, Suite 1500
        Chicago, Illinois  60606-1228
        Attention:  Investment Accounting - Mark Stewart
        Telephone:      (312) 338-5832
        Fax:            (312) 634-0048

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-3873709

                                PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
        NAME AND ADDRESS        OF DEVRY NOTES          OF GEI NOTES TO BE
        OF PURCHASERS           TO BE PURCHASED         PURCHASED

GENERAL ELECTRIC CAPITAL         $7,500,000                 $5,000,000
  ASSURANCE COMPANY
c/o GE Asset Management
Account:  General Electric Capital Assurance Company
601 Union Street, Suite 2200
Seattle, Washington  98101
Attention: Private Placements
Phone Number:  (206) 516-4515
Fax Number:  (206) 516-4578

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds, not later than 12 noon, Boston time, (identifying each payment as "DeVry Inc., Floating Rate Senior Notes, Series A, due April 30, 2010, PPN 251893 A* 4", principal, premium or interest and/or as "Global Education International, Inc., Floating Rate Senior Notes, Series B, due April 30, 2010, PPN P4764* AA 9", principal, premium or interest) to:

        Deutsche Bank
        14 Wall Street
        New York, New York  10005
        SWIFT Code:  BKTR US 33
        ABA #021001033
        Account Number 99-911-145
        FCC:  #097833
        Ref: security description, coupon, maturity, PPN #, identify principal or interest

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed:

        GE Asset Management
        Account:  General Electric Capital Assurance Company
        3003 Summer Street
        Stamford, Connecticut  06904
        Attention: Investment Accounting (Private Placement Event) Phone Number: (203) 356-2734
        Fax Number:  (203) 356-3023

Notices with respect to payment date changes and floating interest rate changes should be addressed as above with additional copies addressed to the following:

        GE Asset Management
        Account:  General Electric Capital Assurance Company
        3003 Summer Street
        Stamford, Connecticut  06904
        Attn:  Trade Operations - Data Integrity
        Phone Number:  (203) 921-2126
        Fax Number:  (203) 326-4288

All other notices and communications (including original note agreement, conformed copy of the note agreement, amendment requests, financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  Salkeld & Co.

Taxpayer I.D. Number:  91-6027719

                                PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
        NAME AND ADDRESS        OF DEVRY NOTES          OF GEI NOTES TO BE
        OF PURCHASERS           TO BE PURCHASED         PURCHASED

THE TRAVELERS INSURANCE           $7,500,000               $5,000,000
  COMPANY
242 Trumbull Street
P. O. Box 150449
Hartford, Connecticut  06115-0449
Attention: Private Placement Group

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds, not later than 12 noon, Boston time, (identifying each payment as "DeVry Inc., Floating Rate Senior Notes, Series A, due April 30, 2010, PPN 251893 A* 4", principal, premium or interest and/or as "Global Education International, Inc., Floating Rate Senior Notes, Series B, due April 30, 2010, PPN P4764* AA 9", principal, premium or interest) to:

        JP Morgan Chase Bank
        ABA #021000021
        For credit to:  Account No. 910-2-587434
        Ref: security description, coupon, maturity, PPN #,identify principal, premium or interest
Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

        The Travelers Insurance Company
        242 Trumbull Street
        P. O. Box 150449
        Hartford, Connecticut  06115-0449
        Attention: Cashier

Name of Nominee in which Notes are to be issued:  TRAL & CO.

Taxpayer I.D. Number:  06-0566090 (a Connecticut corporation)

                                PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
        NAME AND ADDRESS        OF DEVRY NOTES          OF GEI NOTES TO BE
        OF PURCHASERS           TO BE PURCHASED         PURCHASED

MASSACHUSETTS MUTUAL LIFE         $2,344,740               $1,705,260
  INSURANCE COMPANY
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, Massachusetts  01115
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "DeVry Inc., Floating Rate Senior Notes, Series A, due April 30, 2010,
PPN 251893 A* 4", principal, premium or interest and/or as "Global Education International, Inc., Floating Rate Senior Notes, Series B, due April 30, 2010, PPN P4764* AA 9", principal, premium or interest) to:

        Citibank, N.A
        111 Wall Street
        New York, New York  10043
        ABA #021000089
        For MassMutual Long Term Pool
        Account Number 30510669
        Re:  Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1889 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 800, Attention:
Securities Custody and Collection Department, S431.
Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
        NAME AND ADDRESS        OF DEVRY NOTES          OF GEI NOTES TO BE
        OF PURCHASERS           TO BE PURCHASED         PURCHASED

MASSACHUSETTS MUTUAL LIFE         $1,563,160               $1,136,840
  INSURANCE COMPANY
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, Massachusetts  01115
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "DeVry Inc., Floating Rate Senior Notes, Series A, due April 30, 2010,
PPN 251893 A* 4", principal, premium or interest and/or as "Global Education International, Inc., Floating Rate Senior Notes, Series B, due April 30, 2010, PPN P4764* AA 9", principal, premium or interest) to:

        Citibank, N.A
        111 Wall Street
        New York, New York  10043
        ABA #021000089
        For MassMutual Spot Priced Contract
        Account Number 30510597
        Re:  Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1807 or (413) 226-1839.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 800, Attention:
Securities Custody and Collection Department, S431.
Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
        NAME AND ADDRESS        OF DEVRY NOTES          OF GEI NOTES TO BE
        OF PURCHASERS           TO BE PURCHASED         PURCHASED

MASSACHUSETTS MUTUAL LIFE           $521,050                $378,950
  INSURANCE COMPANY
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, Massachusetts  01115
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "DeVry Inc., Floating Rate Senior Notes, Series A, due April 30, 2010,
PPN 251893 A* 4", principal, premium or interest and/or as "Global Education International, Inc., Floating Rate Senior Notes, Series B, due April 30, 2010, PPN P4764* AA 9", principal, premium or interest) to:

        Citibank, N.A
        111 Wall Street
        New York, New York  10043
        ABA #021000089
        For MassMutual IFM Non-Traditional
        Account Number 30510589
        Re:  Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1839 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 800, Attention:
Securities Custody and Collection Department, S431.
Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
        NAME AND ADDRESS        OF DEVRY NOTES          OF GEI NOTES TO BE
        OF PURCHASERS           TO BE PURCHASED         PURCHASED

C.M. LIFE INSURANCE COMPANY         $521,050                $378,950
C/O MASSACHUSETTS MUTUAL LIFE
 INSURANCE COMPANY
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, Massachusetts  01115
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "DeVry Inc., Floating Rate Senior Notes, Series A, due April 30, 2010,
PPN 251893 A* 4", principal, premium or interest and/or as "Global Education International, Inc., Floating Rate Senior Notes, Series B, due April 30, 2010, PPN P4764* AA 9", principal, premium or interest) to:

        Citibank, N.A.
        111 Wall Street
        New York, New York  10043
        ABA #021000089
        For CM Life Segment 43 - Universal Life
        Account Number 30510546
        Re:  Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1839 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed: Suite 800, Attention:
Securities Custody and Collection Department, S431.
Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-1041383

                                PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
        NAME AND ADDRESS        OF DEVRY NOTES          OF GEI NOTES TO BE
        OF PURCHASERS           TO BE PURCHASED         PURCHASED

MASSMUTUAL ASIA LIMITED             $450,000                   $0
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, Massachusetts  01115
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "DeVry Inc., Floating Rate Senior Notes, Series A, due April 30, 2010, PPN 251893 A* 4", principal, premium or interest) to:

        Gerlach & Co.
        c/o Citibank, N.A
        111 Wall Street
        New York, New York  10043
        ABA #021000089
        Concentration Account Number 36112805
        Attn:  Judy Rock
        Re:  MassMutual Asia
        Re:  Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413) 226-1807 or (413) 226-1839.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 800, Attention:
Securities Custody and Collection Department, S431.

Name of Nominee in which Notes are to be issued:  Gerlach & Co.

                                PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
        NAME AND ADDRESS        OF DEVRY NOTES          OF GEI NOTES TO BE
        OF PURCHASERS           TO BE PURCHASED         PURCHASED

UNITED OF OMAHA LIFE INSURANCE     $4,800,000             $3,200,000
  COMPANY
Mutual of Omaha Plaza
Omaha, Nebraska  68175-1011
Attention:  4-Investment Loan Administration

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "DeVry Inc., Floating Rate Senior Notes, Series A, due April 30, 2010,
PPN 251893 A* 4", principal, premium or interest and/or as "Global Education International, Inc., Floating Rate Senior Notes, Series B, due April 30, 2010, PPN P4764* AA 9", principal, premium or interest) to:

        JP Morgan Chase Bank
        ABA #021-000-021
        Private Income Processing

        For credit to:  United of Omaha Life Insurance Company
        Account Number 900-9000200
        a/c G07097
        PPN:
        Interest Amount:
        Principal Amount:

Notices

All notices of payments, on or in respect of the Notes and written confirmation of each such payment, corporate actions and reorganization notifications to:

        JPMorgan Chase Bank
        14201 Dallas Parkway - 13th Floor
        Dallas, Texas  75254-2917
        Attention:  Income Processing-G. Ruiz
        a/c:  G07097

All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the indenture) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0322111

                                DEFINED TERMS

        As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

       "Adjusted Consolidated EBITDA" shall mean, for any period, the sum of (without duplication), (i) Consolidated EBITDA for such period of DeVry and its Restricted Subsidiaries, plus (ii) Consolidated EBITDA for such period of any Person (a) which has been acquired by DeVry and/or its Restricted Subsidiaries during such period and such Person has become a Restricted Subsidiary, or (b) which DeVry and/or its Restricted Subsidiaries have acquired all or substantially of such Person's operating assets and such Consolidated EBITDA is attributable to such operating assets so acquired, and minus (iii) Consolidated EBITDA of any Restricted Subsidiary whose capital stock has been sold, transferred or otherwise disposed of by DeVry and/or its Restricted Subsidiaries or a substantial part of such Restricted Subsidiaries operating assets have been sold, transferred or otherwise disposed of and such Consolidated EBITDA is attributable to such operating assets so disposed, determined in accordance with GAAP.

       "Adjusted LIBOR Rate" for each Interest Period shall be a rate per annum equal to LIBOR for such Interest Period plus 1.25%.

       "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any other Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such first Person or any other Person of which such first Person beneficially owns or holds, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Obligors.

       "Banks" shall mean the banks or financial institutions party to the Bank Agreement.

       "Bank Agreement" means that certain Credit Agreement dated as of May 16, 2003 by and among the Obligors, Bank of America, N.A., as Administrative
Agent, Letter of Credit Issuer and lender, and the other financial institutions which are party thereto, as such agreement may be amended, renewed or restated from time to time and any successor credit facility which constitutes the primary bank credit facility of DeVry.

       "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois and New York, New York are required or authorized to be closed.

       "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

       "Closing" is defined in Section 3.

       "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

       "Confidential Information" is defined in Section 20.

       "Consolidated Adjusted Net Worth" means, as of the date of any determination thereof, Consolidated Net Worth less the total amount of Restricted Investments in excess of 10% of Consolidated Net Worth.

       "Consolidated Debt" means, as of any date of determination, the total amount of all Debt of DeVry and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

       "Consolidated EBITDA" shall mean, for any period, the sum of (without duplication) Consolidated Net Income for such period, plus (to the extent deducted in determining Consolidated Net Income) (i) Interest Expense for such period, (ii) all income tax expense during such period, and (iii) all depreciation and amortization expense during such period, determined on a consolidated basis in accordance with GAAP.

       "Consolidated Net Income" shall mean net income before extraordinary items of DeVry and its Restricted Subsidiaries for such period, as determined in accordance with GAAP.

       "Consolidated Net Worth" shall mean, at any time, the total amount of shareholders' equity of DeVry and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

       "Consolidated Total Assets" means, as of the date of any determination thereof, the total amount of all assets of DeVry and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

       "Debt" means with respect to any Person means, at any time, without duplication,

	(a)	its liabilities for borrowed money;

	(b)	its liabilities for the deferred purchase price of property
        acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

	(c)	all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

        (d)	all liabilities for borrowed money secured by any Lien with
        respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

	(e)	any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. For purposes of all calculations of Debt under this Agreement, Debt of any Person shall not include undrawn amounts under letters of credit issued for the benefit of such Person or its affiliates.

       "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

       "Default Rate" as of any date, means that rate of interest that is the greater of (i) 2.0% per annum above the Adjusted LIBOR Rate for the Notes for which a determination is then being made or (ii) 2.0% per annum over the rate of interest publicly announced by Bank of America, N.A. in Chicago, IL as its "base" or "prime" rate.

       "DeVry" means DeVry Inc., a Delaware corporation.

       "DeVry Guaranty" shall mean the Guaranty Agreement executed and delivered on the Closing Date by DeVry, substantially in the form of Exhibit 3 attached hereto.

       "DeVry Notes" is defined in Section 1(a).

       "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

       "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with any Obligor under section 414 of the Code, excluding Subsidiaries organized under the laws of a jurisdiction other than the United States (or any jurisdiction therein) that operate and administer employee benefit plans that are subject to the laws of a jurisdiction other than the United States and that are not subject to ERISA.

       "Event of Default" is defined in Section 11.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Excluded Sale and Leaseback Transaction" shall mean any sale or transfer of property acquired by any Obligor or any Restricted Subsidiary after the date of this Agreement to any Person within 180 days following the acquisition or construction of such property by any Obligor or any Restricted Subsidiary if any Obligor or a Restricted Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.

       "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in good faith by one or more of the Obligors or a Restricted Subsidiary, as the case may be.

       "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

       "GEI" means Global Education International, Inc., a Barbados corporation.

       "GEI Notes" is defined in Section 1(b).

       "GEI Required Holders" means, at any time, the holders of more than 50% in aggregate principal amount of the GEI Notes at the time outstanding (exclusive of GEI Notes then owned by the Obligors or any of their Affiliates).

       "Governmental Authority" means
         (a) the government of

                 (i) the United States of America or any State or other political subdivision thereof, or

                (ii) any jurisdiction in which any Obligor or any Restricted Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of any Obligor or any Restricted Subsidiary, or

        (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

       "Guaranties" shall mean the DeVry Guaranty and the Subsidiary
Guaranties.

       "Guarantor" shall mean DeVry as a guarantor of the GEI Notes and the Subsidiary Guarantors as guarantors of the Notes.

       "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

	(a)	to purchase such Debt or obligation or any property
        constituting security therefor;

        (b)	to advance or supply funds (i) for the purchase or payment
        of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

        (c)	to lease properties or to purchase properties or services
        primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

        (d)	otherwise to assure the owner of such indebtedness or
        obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

       "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

       "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Obligors pursuant to
Section 13.1.

       "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note or Notes aggregate in an original principal amount of $2,000,000 or more, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer or broker-dealer, or any other similar financial institution or entity, regardless of legal form.

       "Interest Expense" shall mean, for any period, the aggregate amount of all interest charges and expense and all amortization of debt discount and expense on any particular Debt for which such calculations are being made, determined in accordance with GAAP.

       "Interest Payment Date" shall have the meaning assigned thereto in
Section 1.2(a) of this Agreement.

       "Interest Period" shall mean the period commencing on the Closing Date and continuing up to, but not including, the first Interest Payment Date and, thereafter, the period commencing on the next succeeding Interest Payment Date and continuing up to, but not including, the next Interest Payment Date.

       "Investment" means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise.

       "LIBOR" shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in United States Dollars for a 90-day period which appears on the Telerate Access Service Page 3750 (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England
time) on the date 2 Business Days before the commencement of such Interest Period (or three (3) Business Days prior to the beginning of the first
Interest Period). "Reuters Screen LIBO Page" means the display designated as the "LIBO" page on the Reuters Monitory Money Rates Service (or such other page as may replace the LIBO page on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association Interest Settlement Rates for United States Dollar deposits).

       "LIBOR Breakage Amount" is defined in Section 8.2(b).

       "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

       "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of DeVry and its Restricted Subsidiaries taken as a whole.

       "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of

DeVry and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Obligors to perform their respective obligations under any Operative Agreement, or (c) the validity or enforceability of any Operative Agreement.

       "Material Subsidiary" means any Subsidiary which accounts for more than
(i) 5% of the Consolidated Total Assets of DeVry and its Restricted Subsidiaries or (ii) 5% of consolidated revenue of DeVry and its Restricted Subsidiaries.

       "Memorandum" is defined in Section 5.3.

       "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

       "Net Proceeds" means with respect to any sale of property by any Person an amount equal to (a) the aggregate amount of the consideration received by such Person in respect of such sale (valued at the Fair Market Value of such consideration at the time of such sale), minus (b) the sum of (i) all out-of-pocket costs and expenses actually incurred by such Person in connection with such sale, and (ii) all state, federal and foreign taxes incurred, or to be incurred, by the seller in connection with such sale.

       "Notes" is defined in Section 1.

       "Obligors" is defined in the introduction paragraph of this Agreement.

       "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Obligor whose responsibilities extend to the subject matter of such certificate.

       "Offshore Subsidiary Guarantors" shall mean the Subsidiaries of GEI which are guarantors under the Offshore Subsidiary Guaranty.

       "Offshore Subsidiary Guaranty" shall mean the Offshore Subsidiary Guaranty Agreement executed and delivered by the Offshore Subsidiary Guarantors, substantially in the form attached to this Agreement as Exhibit 4(b).

       "Operative Agreements" means the Note Purchase Agreement, the Pledge and Intercreditor Agreement, the DeVry Guaranty and the Subsidiary Guaranties.

       "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

       "Permitted Subsidiary Guarantor Debt" means any Debt of any Subsidiary evidenced by a Guaranty (including, without limitation, the Subsidiary Guaranties or the Subsidiary Bank Guaranties), provided that each of the beneficiaries or parties thereto shall have become party to the Pledge and Intercreditor Agreement.

       "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

       "Plan" means a United States "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Obligors or any ERISA Affiliate or with respect to which the Obligors or any ERISA Affiliate may have any liability.

       "Pledge and Intercreditor Agreement" means the Pledge and Intercreditor Agreement referred to in Section 2.2, as such agreement may be amended or modified from time to time.

       "Prepayment Premium" means, in connection with any optional prepayment of the Notes pursuant to Section 8.2 or acceleration of the Notes pursuant to
Section 12.1, an amount equal to the applicable percentage of the principal amount of the Notes so prepaid or accelerated set forth opposite the respective period below:

        IF PREPAID DURING THE PERIOD             APPLICABLE PERCENTAGE

        Closing Date through May 16, 2005               1%
        After May 16, 2005                              0%

       "Priority Debt" means (without duplication) the sum of (a) unsecured Debt of Restricted Subsidiaries other than (i) Debt owed to any Obligor or any other Restricted Subsidiary, (ii) Debt outstanding at the time such Person became a Restricted Subsidiary, provided that (1) such Debt shall not have been incurred in contemplation of such person becoming a Restricted Subsidiary, and (2) the exclusion from Priority Debt contained in this clause
(ii) shall not apply to Unrestricted Subsidiaries being designated as Restricted Subsidiaries pursuant to Section 9.7, and (iii) Permitted Subsidiary Guarantor Debt, and (b) Debt of the Obligors and their Subsidiaries secured by a Lien other than those permitted by paragraphs (a) through (m) of
Section 10.3. For purposes of this Agreement, Debt evidenced by the Notes and Debt outstanding under the Bank Agreement shall not be Priority Debt.

       "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

       "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

       "Reorganization" means the transfer of the proceeds of the GEI Notes and GEI loans under the Bank Agreement by GEI and the exchange and/or issuance shares by GEI and other Subsidiaries on the Closing in connection with the acquisition of Dominica Management, Inc. which results in Ross University Management, Inc. being a wholly-owned Subsidiary of GEI.

       "Required Holders" means, at any time, the holders of more than 50% in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Obligors or any of their Affiliates).

       "Responsible Officer" means any Senior Financial Officer and any other officer of any Obligor, with responsibility for the administration of the relevant portion of this agreement.

       "Restricted Investments" means all Investments, other than the following:

        (a) Investments by the Obligors and their Restricted
     Subsidiaries in and to Restricted Subsidiaries, including any Investment in an entity which, after giving effect to such Investment, will become a Restricted Subsidiary;

        (b) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by any Obligor or any Restricted Subsidiary, are rated "A1" or better by S & P, "P1" or better by Moody's or "R-1" or better by Dun and Bradstreet Rating Service or the local equivalent;

        (c) Investments in direct obligations of the government of the United States of America or Canada or any agency or instrumentality of the United States of America or Canada, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America or Canada or any province of Canada, in either case, maturing within one year from the date of acquisition thereof;

        (d) Investments in certificates of deposit or bankers acceptances maturing within one year from the date of issuance thereof, issued by any commercial bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $500,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by any Obligor or a Restricted Subsidiary, rated A-1 or better by S & P, or rated A+ or better by Moody's or the local equivalent;

        (e) Investments in money market instruments, at the time of acquisition by any Obligor or any Restricted Subsidiary, are rated "A" or better by S & P or Moody's, and are classified as "current assets" in accordance with GAAP;

        (f) Investments in property to be used in the ordinary course of business of any Obligor and its Restricted Subsidiaries;

        (g) Investments arising from the sale of goods and services in the ordinary course of business;

        (h) Investments of the Obligors and their Restricted
     Subsidiaries existing as of the date of this Agreement and described on
     Schedule 10.7;

        (i) Investments arising from making Stafford Loans by DeVry and its Restricted Subsidiaries in the ordinary course of its business pursuant to the Stafford Loan Program, which Stafford Loans are required to be purchased from DeVry or its Restricted Subsidiaries within 30 days of the making of such Stafford Loans in accordance with such Stafford Loan Program;

        (j) Investments in capital stock of the Obligors and their Restricted Subsidiaries which is held as treasury stock and is restored to unissued status or is eliminated from authorized shares, or options in respect thereof;

        (k) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state with short term ratings in each case of at least "A-1" or better by S&P or "P-1" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof; and

        (l) Investments in Repurchase Agreements.

As used in this definition of "Restricted Investments"

       "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $500,000,000, and (iii) whose short-term unsecured debt obligations (or the short-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A-1" or better by S&P or "P-1" or better by Moody's.

       "Acceptable Broker-Dealer" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose short-term unsecured debt obligations shall have been given a rating of "A-1" or better by S&P or "P-1" or better by Moody's.

       "Moody's" means Moody's Investors Service, Inc.

       "Repurchase Agreement" means any written agreement

        (a) that provides for (i) the transfer of one or more
     United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to any Obligor or any of its Restricted Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by such Obligor or such Restricted Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by any Obligor or such Restricted Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable

     Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

        (b) in respect of which any Obligor or such Restricted
     Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

        (c) in connection with which any Obligor or such Restricted Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.
     "S&P" means Standard & Poor's Ratings Group, a division of McGraw
     Hill, Inc.

	"United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

     In valuing any Investments for the purpose of applying the limitations set forth in this Agreement, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

       "Restricted Subsidiary" means any Subsidiary which: (i) at least a majority of the voting securities are owned by the Obligors and/or one or more Wholly-owned Restricted Subsidiaries, and (ii) the Obligors have not designated as an Unrestricted Subsidiary in accordance with Section 9.7. All of the Obligors Subsidiaries existing on the Closing Date shall be Restricted Subsidiaries.

       "Ross University" shall mean Ross University Services, Inc. and Ross University Management, Inc.

       "Securities Act" means the Securities Act of 1933, as amended from time to time.

       "Sellers" shall mean shareholders and option holders of Dominica Management, Inc. who sold their respective interests in the capital stock and options in Dominica Management, Inc. to the Obligors.

       "Senior Debt" means all Consolidated Debt, other than Subordinated Debt.

       "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of any Obligor, as the case may be.

        "Senior Lender Obligations" shall mean any obligation and liability owed to a bank or lender party to the Bank Agreement.

       "Stafford Loans" means (a) loans for which the interest rate is governed by Section 427A(a), Section 427A(d), Section 427A(e), Section 427A(f),
Section 427A(g), Section 427A(j)(1), Section 427A(j)(2), Section 427A(k)(1), or Section 427A(k)(2) of the Higher Education Act of 1965, as amended from time to time, and all regulations and directives promulgated thereunder from time to time (the "Act"), and (b) loans made under Section 428H of the Act authorized under Section 427 of the Act.

       "Stafford Loan Program" means Stafford Loans which are initially made by DeVry to graduate students and ultimately sold to the Student Loan Marketing Association pursuant to (a) the Exports Agreement dated as of April 1, 2003, among the Student Loan Marketing Association, The Northern Trust Company ("Northern"), as eligible lender trustee for DeVry ("School ELT"), Northern, in its individual capacity ("NTC") and Northern, as eligible lender trustee on behalf of NTC ("Bank ELT") and (b) the Eligible Lender Trust Agreement dated as of April 1, 2003, among DeVry, the School ELT, NTC and the Bank ELT, as such agreements may be amended, modified or restated from time to time.

       "Subordinated Debt" means all unsecured Debt of the Obligors which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of the Obligors (including, without limitation, the Notes).

       "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of any Obligor.

       "Subsidiary Bank Guaranty" shall mean a Guaranty by the Subsidiaries of the Debt outstanding under the Bank Agreement.

       "Subsidiary Guaranties" shall mean the U.S. Subsidiary Guaranty and the Offshore Subsidiary Guaranty.

       "Subsidiary Guarantors" shall mean the U.S. Subsidiary Guarantors and the Offshore Subsidiary Guarantors.

       "Taxes" shall mean any United States federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax, fee, assessment or charge of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not.

       "Tax Returns" shall mean returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

       "Title IV" means Title IV of the Higher Education Act of 1965, as amended, 20 U.S.C.A. (S) 1070, and any amendments or successor statutes thereto.

       "Unrestricted Subsidiary" means any Subsidiary so designed by the Obligors in accordance with the terms of Section 9.7.

       "U.S. Subsidiaries" shall mean Subsidiaries which are organized under the laws of the Untied States of American or any jurisdiction hereof.

       "U.S. Subsidiary Guarantors" shall mean the U.S. Subsidiaries which are guarantors under the U.S. Subsidiaries Guaranty.

       "U.S. Subsidiary Guaranty" shall mean the U.S. Subsidiary Guaranty Agreement executed and delivered by the U.S. Subsidiary Guarantors, substantially in the form attached to this Agreement as Exhibit 4(a).

        "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of any Obligor and such Obligor's other Wholly-Owned Subsidiaries at such time.

                              I.  SUBSIDIARIES

                (After giving effect to the acquisition of Dominica Management, Inc. and the Reorganization)

RESTRICTED SUBSIDIARIES OF DEVRY INC

NAME OF SUBSIDIARY      JURISDICTION    CAPITAL STOCK   OWNERSHIP  STOCKHOLDER

DeVry University, Inc.  Illinois        Common Shares   100%       DeVry Inc.

DeVry/New York Inc.     Delaware        Common Shares   100%       DeVry Inc.

DeVry Educational
Products, Inc.          Delaware        Common Shares   100%       DeVry Inc.

DeVry Leasing
Corporation             Delaware        Common Shares   100%       DeVry Inc.

DeVry/Becker
Educational
Development Corp.       Delaware        Common Shares   100%       DeVry Inc.

Becker CPA Review
Corp.                   Delaware        Common Shares   100%       DeVry Inc.

* Dominica
Management, Inc.        New York        Common Shares   100%       DeVry Inc.
                                        Class A Preferred
                                        Shares

                                        Class B Preferred
                                        Shares

DeVry Educational
Development Corp.       Delaware        Common Shares   100%       DeVry
                                                                   University,
                                                                   Inc.

DeVry Canada LLC        Delaware        Membership      100%       DeVry
                                        Interests                  University,
                                                                   Inc.

DeVry Florida LLC       Florida         Membership      100%       DeVry
                                        Interests                  University,
                                                                   Inc.

+ Missouri Institute
of Technology, Inc.     Missouri        Common Shares   100%       DeVry
                                                                   University,
                                                                   Inc.

+ DeVry Institute of
Technology, Inc.        Delaware        Common Shares   100%       DeVry
                                                                   University,
                                                                   Inc.

+ Provost &
  Associates, Inc.      Illinois        Common Shares   100%       DeVry
                                                                   University,
                                                                   Inc.

+ DeVry Colorado LLC    [Delaware]      Membership      100%       DeVry
                                        Interest                   University,
                                                                   Inc.

+ Newton Becker Ltd.    Hong Kong       Common Shares   100%       DeVry/
                                                                   Becker
                                                                   Educational
                                                                   Development
                                                                   Corp.

+ Becker CPA Review     Israel          Common Shares   100%       DeVry/
                                                                   Becker
  Ltd.                                                             Educational
                                                                   Development
                                                                   Corp.

+ Becker CPA Review     [Delaware]      Common Shares   100%       Becker CPA
  Inc.                                                             Review Corp.

+ Becker CD LLC         [Delaware]      Common Shares   100%       Becker CPA
                                                                   Review Corp.

* Ross University       Delaware        1,000 Common    100%       Dominica
  Services, Inc.                        Shares                     Management
                                                                   Inc.

**International
  Education
  Holdings, Inc.        Delaware        Common Shares   30%        DeVry Inc.

                                                        70%        Ross
                                                                   University
                                                                   Services
                                                                   Inc.

**Global Education
International,
Inc.                    Barbados        Common Shares   100%       Interna-
                                                                   tional
                                                                   Education
                                                                   Holdings,
                                                                   Inc.

UNRESTRICTED SUBSIDIARIES OF DEVRY INC.

                                None

RESTRICTED SUBSIDIARIES OF GLOBAL EDUCATION INTERNATIONAL
* Ross University
Management, Inc.        St. Lucia       Ordinary Shares 100%       GEI

* Ross University
School of Medicine
School of
Veterinary
Medicine Limited        Dominica        Voting Stock    100%       Ross
                                                                   University
                                                                   Management,
                                                                   Inc.

* Ross University
School of Medicine
School of
Veterinary
Medicine (St.
Kitts) Limited          St. Kitts       Voting Stock    100%       Ross
                                                                   University
                                                                   Management,
                                                                   Inc.

UNRESTRICTED SUBSIDIARIES OF GLOBAL EDUCATION INTERNATIONAL, INC.

                                None


* 	Being acquired on the Closing Date.
+ 	Dormant Subsidiaries.
** 	Formed in connection with the Acquisition of Dominica Management Inc.

                              II.  AFFILIATES

                         (Other than Subsidiaries)

                                    None

               III.  DIRECTORS AND SENIOR OFFICERS OF DEVRY


        NAME                                     POSITION

Charles A. Bowsher                              Director

David S. Brown                                  Director

Dennis J. Keller                                Director, Chairman and Co-Chief
                                                Executive Officer

Frederick A. Krehbiel                           Director

Thurston E. Manning                             Director

Robert S. McCormack                             Director

Julie A. McGee                                  Director

Hugo J. Melvoin                                 Director

Harold T. Shapiro                               Director

Ronald L. Taylor                                Director, President and Co-
                                                Chief Executive Officer

Daniel Hamburger                                Executive VP

O. John Skubiak                                 Executive VP

Marilynn J. Cason                               Senior VP, Corporate Secretary
                                                and General Counsel

Norman M. Levine                                Senior VP and Chief Financial
                                                Officer

Michael Alexander                               VP

Thomas Babel                                    VP

Jack L. Calabro                                 VP

Jerry R. Dill                                   VP

Rose Marie Dishman                              VP

James A. Dugan                                  VP

George W. Fisher                                VP

Galen Graham                                    VP

Jerome E. Hellmann                              VP

Cecil Horst                                     VP

James W. Kho                                    VP

Bruno R. LaCaria                                VP

Donna M. Loraine                                VP

Patrick L. Mayers                               VP

Gerald A. Murphy                                VP

Timothy H. Ricordati                            VP

Kenneth Rutkowski                               VP

Edward J. Steffes                               VP

Sharon Thomas Parrott                           VP

Thomas J. Vucinic                               VP

Gerald J. Wawrzynek                             VP

Fred Weber                                      VP

David W. Goodman                                Asst. Treasurer

Timothy Joyce                                   Controller and Asst. Treasurer

Kimberly A. Tupper                              Asst. Secretary

                   DIRECTORS AND SENIOR OFFICERS OF GEI

Directors:

        Dennis J. Keller
        Ronald L. Taylor

Officers:

        Ronald L. Taylor - President
        Dennis J. Keller - Vice President
        Norman M. Levine - Secretary

                          FINANCIAL STATEMENTS


        1. DeVry Inc. Quarterly Reports for the fiscal quarters ended September 30, 2002, December 31, 2002 and March 31, 2003.

        2. DeVry Inc. Annual Reports for the fiscal years ended June 30, 2002, June 30, 2001, June 30, 2000, June 30, 1999, June 30, 1998.

        3. Dominica Management, Inc. Audited Financial Statements for the fiscal years ended December 31, 2002, December 31, 2001, December 31, 2000, December 31, 1999 and December 31, 1998.

                 EXCEPTIONS TO OWNERSHIP, INFRINGEMENT
                 OR VIOLATION OF INTELLECTUAL PROPERTY

5.11(a)- Ownership:  None
5.11(b)- Infringement:  None
5.11(c)- Violation:  None

             SCHEDULE OF CONSOLIDATED DEBT AND PRIORITY DEBT
                           at March 31, 2003
                            (in thousands)

      As at March 31, 2003 DeVry University Inc. is a party to an Amended and Restated Credit Agreement dated as of June 12, 1996, as amended among DeVry University, Inc., various financial institutions and Bank of America, N.A., as Administrative Agent which is guaranteed by DeVry and certain of its Subsidiaries. As at March 31, 2003 $3,192,127 in letters of credit were outstanding. This Credit Agreement will be paid off at Closing and the Credit Agreement and guarantees will be terminated, however letters of credit in the amount of $3,483,032 outstanding at Closing will become outstanding under the Bank Agreement.

      Ross University Services, Inc. and Ross University Management, Inc which are to be acquired on the date of Closing had $37,615,061 outstanding principal amount under that certain Credit Agreement dated as of April 13, 2000, as amended and assumed, among Ross University Services, Inc., Ross University Management, Inc., various financial institutions and Bank of America, N.A., as Administrative Agent which Credit Agreement is guaranteed by Dominica Management, Inc. and is secured by certain capital stock of Subsidiaries of Dominica Management, Inc. and other assets. The obligations under this Credit Agreement will be paid off at the Closing, the Credit Agreement and guarantees will be terminated and all Liens will be released, however letters of credit in the amount of $37,271 outstanding at Closing will become outstanding under the Bank Agreement.

      Ross University School of Medicine School of Veterinary Medicine Limited is a party to a capital lease pursuant to agreement dated September 12, 1994 with the Government of the Commonwealth of Dominica for the land and buildings known as the Portsmouth Campus which expires on December 31, 2042. The outstanding amount under such Capital Lease as of December 31, 2002 was $1,968,000.

                              EXISTING LIENS
                              (in thousands)

        After giving effect to the application of the net proceeds from the issuance of the Notes on the Closing Date:

        1. Liens on land and buildings securing the Capital Lease described on
           Schedule 5.15.

        2. Lien of the Pledge and Intercreditor Agreement.

                      INVESTMENTS AND JOINT VENTURES
                           as of March 31, 2003

None.

                                [FORM OF NOTE]

                                  DEVRY INC.

        FLOATING RATE SENIOR NOTE, SERIES A, DUE APRIL 30, 2010

No. [_________]                                                  [Date]
$[____________]                                          PPN 251893 A*4

      FOR VALUE RECEIVED, the undersigned, DEVRY INC., a corporation organized and existing under the laws of the State of Delaware (herein called the "Company"), hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on April 30, 2010, with interest (computed on the basis of a 360 day year and actual days elapsed) (a) on the principal amount from time to time remaining unpaid hereon at a floating rate equal to the Adjusted LIBOR Rate (as defined in the Note Purchase Agreement referred to below) from the date thereof until maturity, payable quarterly on the last day of each January, April, July and October in each year commencing on July 31, 2003 and at maturity, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement).

      Payments of principal of, interest on and any Prepayment Premium with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A., in New York, New York or at such other place as the Obligors shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

      This Note is one of a series of Senior Notes (herein called the "Notes") issued by the Company pursuant to the Note Purchase Agreement, dated as of May 16, 2003 (as from time to time amended, the "Note Purchase Agreement"), between the Company, Global Education International, Inc., a corporation organized and existing under the laws of the Barbados, and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representation set forth in Section 6.2 of the Note Purchase Agreement, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

      This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

      Pursuant to Subsidiary Guaranty Agreements dated as of May 16, 2003, certain of the Company's subsidiaries have absolutely and unconditionally guaranteed payment in full of the principal of, Prepayment Premium, if any, and interest on this Note and the performance by the Company of all its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty Agreement.

      If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the LIBOR Breakage Amount and any applicable Prepayment Premium) and with the effect provided in the Note Purchase Agreement.

      This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                        DEVRY INC.

                                        By
                                        Name:
                                        Title:

                                [FORM OF NOTE]

                   GLOBAL EDUCATION INTERNATIONAL, INC.

        FLOATING RATE SENIOR NOTE, SERIES B, DUE APRIL 30, 2010

No. [_________]                                                 [Date]
$[____________]                                          PPN P4764*AA9

    FOR VALUE RECEIVED, the undersigned, GLOBAL EDUCATION INTERNATIONAL, INC., a corporation organized and existing under the laws of the Barbados (herein called the "Company"), hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on April 30, 2010, with interest (computed on the basis of a 360 day year and actual days elapsed) (a) on the principal amount from time to time remaining unpaid hereon at a floating rate equal to the Adjusted LIBOR Rate (as defined in the Note Purchase Agreement referred to below) from the date thereof until maturity, payable quarterly on the last day of each January, April, July and October in each year commencing on July 31, 2003 and at maturity, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement).

    Payments of principal of, interest on and any Prepayment Premium with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A., in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

    This Note is one of a series of Senior Notes (herein called the "Notes") issued by the Company pursuant to the Note Purchase Agreement, dated as of May 16, 2003 (as from time to time amended, the "Note Purchase Agreement"), between the Company, DeVry Inc., a corporation organized and existing under the laws of the Delaware ("DeVry"), and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representation set forth in
Section 6.2 of the Note Purchase Agreement, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

    This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

    This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

    Pursuant to Guaranty Agreement dated as of May 16, 2003, DeVry has absolutely and unconditionally guaranteed payment in full of the principal of, Prepayment Premium, if any, and interest on this Note and the performance by the Company of all its obligations contained in the Note Purchase Agreement all as more fully set forth in said Guaranty Agreement.

    Pursuant to Subsidiary Guaranty Agreement dated as of May 16, 2003, certain of DeVry's subsidiaries have absolutely and unconditionally guaranteed payment in full of the principal of, Prepayment Premium, if any, and interest on this Note and the performance by the Company of all its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty Agreement.

    If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the LIBOR Breakage Amount and any applicable Prepayment Premium) and with the effect provided in the Note Purchase Agreement.

    This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                        GLOBAL EDUCATION INTERNATIONAL, INC.

                                        By
                                        Name:
                                        Title:

                   FORM OF PLEDGE AND INTERCREDITOR AGREEMENT

                        FORM OF DEVRY GUARANTY AGREEMENT

                     FORM OF SUBSIDIARY GUARANTY AGREEMENT

                        FORM OF OPINION OF COUNSEL
                             TO THE OBLIGORS

        The closing opinion of _______________, counsel to the Obligors, which is called for by Section 4.5 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be reasonably satisfactory in scope and form to each Purchaser and shall be to the effect that:

                1. DeVry is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and the corporate authority to execute and perform each Operative Agreement to which it is a party and to issue the DeVry Notes, and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse affect on the business of DeVry.

                2. Each Subsidiary organized under the laws of the United States or any jurisdiction thereof is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse effect on the business of such Subsidiary, and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Obligors, by one or more Subsidiaries, or by the Obligors and one or more Subsidiaries.

                3. Each Operative Agreement to which DeVry is a party has been duly authorized by all necessary corporate action on the part of DeVry, has been duly executed and delivered by DeVry and constitutes the legal, valid and binding contract of DeVry enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                4. Assuming the due authorization, execution and delivery of each Operative Agreement by GEI to which it is a party and that each such Operative Agreement constitutes a legal, valid and binding contract of GEI, each such Operative Agreement is enforceable against GEI in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                5. Assuming the due authorization, execution and delivery of the GEI Notes by GEI and that the GEI Notes constitute legal, valid and binding obligations of GEI, the GEI Notes are enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                6. The DeVry Notes have been duly authorized by all necessary corporate action on the part of DeVry, and the DeVry Notes being delivered on the date hereof have been duly executed and delivered by DeVry and constitute the legal, valid and binding obligations of DeVry enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                7. Each Operative Agreement to which a Guarantor is a party has been duly authorized by all necessary corporate action on the part of such Guarantor, has been duly executed and delivered by such Guarantor and constitutes the legal, valid and binding contract of such Guarantor enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                8. The issuance and sale of the Notes and the execution, delivery and performance by each Obligor of the Operative Agreements to which it is a party do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Obligors under any law or pursuant to the provisions of the Certificates or Articles of Incorporation or By-laws of the Obligors or any agreement or other instrument known to such counsel to which the Obligors is a party or by which the Obligors may be bound.

                9. The execution, delivery and performance by each Guarantor of the Operative Agreements to which it is a party do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Guarantors under any law or pursuant to the provisions of the Certificates or Articles of Incorporation or By-laws of the Guarantors or any agreement or other instrument known to such counsel to which the Guarantors is a party or by which the Guarantors may be bound.

                10. There are no actions, suits or proceedings pending or, to the knowledge of such counsel after due inquiry, threatened against or affecting the Obligors or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would have a materially adverse effect on the properties, business, prospects, profits or condition, (financial or otherwise) of the Obligors and its Subsidiaries or the ability of the Obligors to perform its obligations under the Operative Agreements or on the legality, validity or enforceability of the obligations under the Operative Agreements. To the knowledge of such counsel, neither the Obligors nor any Subsidiary is in default with respect to any court or governmental authority, or arbitration board or tribunal.

                11. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution, delivery and performance of the Operative Agreements.

                12. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement and the execution and delivery of the Operative Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

                13. Neither the issuance of the Notes nor the application of the proceeds of the sale of the Notes in accordance with the provisions of the Note Purchase Agreement will violate or result in a violation of
        Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                14. All necessary uniform commercial code financing statements and similar notices have been filed for record in all public offices wherein such filing is necessary to perfect the security interest created by the Pledge and Intercreditor Agreement. The Pledge and Intercreditor Agreement constitutes a valid perfected security interest on the collateral described therein.

                15. None of the Obligors is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended

         With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Obligors.

                     FORM OF OPINION OF BARBADOS COUNSEL
                              TO THE OBLIGORS

        The closing opinion of _______________, Barbados counsel to the Obligors, which is called for by Section 4.5 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:

                1. GEI is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and the corporate authority to execute and perform each Operative Agreement to which it is a party and to issue the GEI Notes, and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse affect on the business of GEI.

                2. Each Subsidiary organized under the laws of Barbados or any jurisdiction thereof is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse affect on the business of such Subsidiary, and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Obligors, by one or more Subsidiaries, or by the Obligors and one or more Subsidiaries.

                3. Each Operative Agreement to which GEI is a party has been duly authorized by all necessary corporate action on the part of GEI, has been duly executed and delivered by GEI and constitutes the legal, valid and binding contract of GEI enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                4. The GEI Notes have been duly authorized by all necessary corporate action on the part of GEI, and the GEI Notes being delivered on the date hereof have been duly executed and delivered by GEI and constitute the legal, valid and binding obligations of GEI enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                5. Each Operative Agreement to which GEI is a party has been duly authorized by all necessary corporate action on the part of GEI, has been duly executed and delivered by GEI and constitutes the legal, valid and binding contract of GEI enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                6. Each Operative Agreement to which any Offshore Subsidiary Guarantor is a party has been duly authorized by all necessary corporate action on the part of such Offshore Subsidiary Guarantor, has been duly executed and delivered by such Offshore Subsidiary Guarantor and constitutes the legal, valid and binding contract of such Offshore Subsidiary Guarantor enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                7. The issuance and sale of the GEI Notes and the execution, delivery and performance by GEI of the Operative Agreements to which it is a party do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Obligors under any law or pursuant to the provisions of the Certificates or Articles of Incorporation or By-laws of GEI or any agreement or other instrument known to such counsel to which GEI is a party or by which GEI may be bound.

                8. The execution, delivery and performance by each Offshore Subsidiary Guarantor of the Operative Agreements to which it is a party do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of such Offshore Subsidiary Guarantor under any law or pursuant to the provisions of the Certificates or Articles of Incorporation or By-laws of such Offshore Subsidiary Guarantor or any agreement or other instrument known to such counsel to which such Offshore Subsidiary Guarantor is a party or by which such Offshore Subsidiary Guarantor may be bound.

                9. There are no actions, suits or proceedings pending or, to the knowledge of such counsel after due inquiry, threatened against or affecting GEI or any such Offshore Subsidiary Guarantor in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would have a materially adverse effect on the properties, business, prospects, profits or condition, (financial or otherwise) of GEI and its such Offshore Subsidiary Guarantors or the ability of GEI or any such Offshore Subsidiary Guarantor to perform its obligations under the Operative Agreements or on the legality, validity or enforceability of the obligations under the Operative Agreements. To the knowledge of such counsel, neither GEI nor any such Offshore Subsidiary Guarantor is in default with respect to any court or governmental authority, or arbitration board or tribunal.

                10. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body of Barbados, is necessary in connection with the execution, delivery and performance of the GEI Notes or the Operative Agreements to which the Offshore Subsidiary Guarantors are a party.

                11. The issuance, sale and delivery of the GEI Notes under the circumstances contemplated by the Note Purchase Agreement and the execution and delivery of the Operative Agreements of GEI and the Offshore Subsidiary Guarantors do not, under existing law, require the registration of the Notes under any laws of Barbados.

               (12) A final judgment against GEI or any Offshore Subsidiary Guarantor obtained in an New York court may be enforced in Barbados by the commencement of a fresh action before the Barbados courts based on the judgment of the New York court. Summary judgment against such party may be granted by the Barbados court provided that the Barbados court is satisfied:

                (a) as to the jurisdiction of the New York court,

                (b) that the New York judgment was not impeachable for
             fraud and was not contrary to Barbados rules of natural justice, and

                (c) that the enforcement of such judgment would not be
             contrary to public policy in the Barbados (and such counsel considers this to be the case).

               (13) The Barbados Courts will rank the obligations of GEI or any Offshore Subsidiary Guarantor under the GEI Notes or the Subsidiary Guaranty Agreement at least pari passu with all unsecured and unsubordinated indebtedness of the GEI or such Offshore Subsidiary Guarantor in the event the Persons become insolvent or bankrupt and a custodian, liquidator, trustee or receiver is appointed for the major part of the property of such entities.

               (14) The GEI Notes and the Operative Agreements is not subject to Barbados stamp duty.

               (15) Neither GEI nor the Offshore Subsidiary Guarantors is required to deduct or withhold any taxes or other charges imposed by Barbados from any payment to become due under the GEI Notes or any Operative Agreement to which it is a party.

               (16) The consent to jurisdiction and service of process by GEI and the Offshore Subsidiary Guarantors set forth in the Note Purchase Agreement or the Subsidiary Guaranty Agreement constitutes an effective submission by such Persons to the jurisdiction of the courts specified therein and service of process in the manner specified therein will constitute effective service of process in respect of any action arising out of or relating to the Note Purchase Agreement or the Subsidiary Guaranty Agreement.

        The opinion of _____________ shall cover such other matters relating to the sale of the Notes as each Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Obligors.

                      FORM OF OPINION OF SPECIAL COUNSEL
                              TO THE PURCHASERS

        The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.5 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to each Purchaser, shall be satisfactory in form and substance to each Purchaser and shall be to the effect that:

        1. DeVry is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Notes.

        2. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of DeVry, has been duly executed and delivered by DeVry and constitutes the legal, valid and binding contract of DeVry enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

        3. The DeVry Notes have been duly authorized by all necessary corporate action on the part of DeVry, and the DeVry Notes being delivered on the date hereof have been duly executed and delivered by DeVry and constitute the legal, valid and binding obligations of DeVry enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

        4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

        The opinion of Chapman and Cutler shall also state that the opinion of ________________, counsel to the Obligors, is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

        With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Obligors and upon representations of the Obligors and the Purchasers delivered in connection with the issuance and sale of the Notes. In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Certificates of Incorporation certified by, and a certificate of good standing of the Obligors from, the Secretary of State of the State of Delaware, the By-laws of the Obligors and the general business corporation law of the State of Delaware. The opinion of Chapman and Cutler is limited to the laws of the State of New York, the general business corporation law of the State of Delaware and the Federal laws of the United States.